UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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Exchange Act of 1934

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Concord Camera Corp.

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CONCORD CAMERA CORP.
4000 Hollywood Boulevard
Presidential Circle–6th Floor, North Tower
Hollywood, Florida 33021

_________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD DECEMBER 13, 2007

     Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Concord Camera Corp., a New Jersey corporation (the “Company”), will be held at the Marriott Residence Inn at Aventura Mall, 19900 West Country Club Drive, Aventura, Florida 33180, on Thursday, December 13, 2007, beginning at 10:00 a.m., local time, for the following purposes:

1.	To elect directors for a term of office expiring at the 2008 annual meeting of shareholders or until their respective successors are duly elected and qualified.

2.	To approve the Concord Camera Corp. Fiscal 2008 Incentive Plan.

3.	To ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the fiscal year ending June 28, 2008.

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only holders of record of our common stock, no par value, at the close of business on October 22, 2007, will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

     In order to be admitted to the Annual Meeting, a shareholder must present an admission ticket or proof of ownership of Company stock on the record date. If your shares are held in the name of a bank, broker or other holder of record, a brokerage statement or letter from a bank or broker is an example of proof of ownership. Any holder of a proxy from a shareholder must present the proxy card, properly executed, and an admission ticket to be admitted. Shareholders and proxy holders must also present a form of photo identification such as a driver’s license or passport.

     An admission ticket is on the back cover page of your proxy statement. If you plan to attend the Annual Meeting, please keep this ticket and bring it with you to the Annual Meeting. If you receive this proxy statement electronically, you can obtain a ticket in advance of the Annual Meeting by printing the final page of this proxy statement.

     Please sign and date the enclosed form of proxy and return it in the postage paid, self-addressed envelope provided for your convenience. Management asks that you do this whether or not you plan to attend the meeting. Should you attend, you may, if you wish, withdraw your proxy and vote your shares in person.

By Order of the Board of Directors,

Scott L. Lampert
Secretary
Hollywood, Florida
October 26, 2007

CONCORD CAMERA CORP.

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
to be held Thursday, December 13, 2007

     This proxy statement is furnished by the Board of Directors (“Board”) of Concord Camera Corp. (the “Company” or “we,” “us” or “our”) in connection with the solicitation of proxies to be voted at the Annual Meeting of Shareholders of the Company that will be held at the Marriott Residence Inn at Aventura Mall, 19900 West Country Club Drive, Aventura, Florida 33180 on Thursday, December 13, 2007, beginning at 10:00 a.m., local time, and all adjournments thereof (the “Annual Meeting”), for the following purposes: (i) to elect directors for a term of office expiring at the 2008 annual meeting of shareholders or until their respective successors are duly elected and qualified; (ii) to approve the Concord Camera Corp. Fiscal 2008 Incentive Plan; (iii) to ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the fiscal year ending June 28, 2008; and (iv) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Our Board has fixed the close of business on October 22, 2007, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. As of that date, there were issued and outstanding 5,913,610 shares of our common stock, no par value, our only class of voting securities outstanding. Each share of our common stock entitles the holder to one vote. The presence, in person or by proxy, of holders of a majority of all of our outstanding common stock constitutes a quorum at the Annual Meeting. Shares of our common stock represented by proxies that reflect abstentions and “broker non-votes” (i.e., common stock represented at the Annual Meeting by proxies held by brokers or nominees as to which (i) the brokers or nominees have not received instructions from the beneficial owners or persons entitled to vote and (ii) the brokers or nominees do not have the discretionary voting power on a particular matter) will be counted for the purpose of determining the existence of a quorum at the Annual Meeting, but will not be counted as a vote cast for the purpose of determining the number of votes required to approve a proposal. Brokers or nominees that do not receive instructions from beneficial owners may exercise their discretionary voting power with respect to the election of our directors and the ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm.

     Any shareholder giving a proxy will have the right to revoke it at any time prior to the time it is voted. A proxy may be revoked by: (i) written notice to us at or prior to the Annual Meeting, attention: Secretary; (ii) execution of a subsequent proxy; or (iii) attendance and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke the proxy. All shares of our common stock represented by effective proxies will be voted at the Annual Meeting or at any adjournment thereof. Unless otherwise specified in the proxy (and except for “broker non-votes” described above), shares of our common stock represented by proxies will be voted: (i) FOR the election of the Board’s nominees for directors; (ii) FOR approval of the Concord Camera Corp. Fiscal 2008 Incentive Plan; (iii) FOR the ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending June 28, 2008 (“fiscal 2008”); and (iv) in the discretion of the proxy holders with respect to such other matters as may properly come before the Annual Meeting.

     All information in this proxy statement gives effect to a two-for-one split of our common stock effective on April 14, 2000, to shareholders of record on March 27, 2000 and a one-for-five split of our common stock effective on November 21, 2006, to shareholders of record on November 20, 2006.

     Our executive offices are located at 4000 Hollywood Boulevard, Presidential Circle–6th Floor, North Tower, Hollywood, Florida 33021. Mailing to shareholders of record on October 22, 2007 of the Notice of Annual Meeting, this proxy statement, the accompanying form of proxy and our Annual Report to Shareholders for our fiscal year ended June 30, 2007 (“fiscal 2007”) will commence on or before October 29, 2007.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Nominees for Election of Directors

     Pursuant to Article III of our By-Laws, as amended, the Board has fixed the number of directors constituting the entire Board at four. All four directors are to be elected at the Annual Meeting, each to hold office until the 2008 annual meeting of shareholders and until his successor is duly elected and qualified. In voting for directors, each shareholder is entitled to cast one vote for each share of our common stock held of record, either in favor of or against the election of each nominee, or to abstain from voting on any or all nominees. Although management does not anticipate that any nominee will be unable or unwilling to serve as director, in the event of such an occurrence, proxies may be voted in the discretion of the persons named in the proxy for a substitute designated by the Board, unless the Board decides to reduce the number of directors constituting the Board. The election of directors requires the affirmative vote of a plurality of the votes cast by the holders of shares of our common stock present or represented and entitled to vote at the Annual Meeting.

     Our Board recommends a vote FOR Ira B. Lampert, Ronald S. Cooper, Morris H. Gindi and William J. O’Neill, Jr. to hold office until the 2008 annual meeting of shareholders and until their successors are duly elected and qualified. Proxies that do not withhold the authority to vote for the nominees will be voted FOR each of the nominees.

     The following sets forth information provided by the nominees, all of whom are currently serving as directors of the Company and all of whom have consented to serve if reelected by our shareholders.

		Year First Elected/
Name of Nominee	Age	Nominated Director	Positions and Offices with the Company
Ira B. Lampert	62	1993	Chairman of the Board, Chief Executive
			Officer and President
Ronald S. Cooper	69	2000	Director
Morris H. Gindi	63	1988	Director
William J. O’Neill, Jr.	65	2001	Director

     Ira B. Lampert has been a director of the Company since 1993 and the Chairman and Chief Executive Officer of the Company since 1994. For the calendar year 1995 and again from 1998 through the present, Mr. Lampert also served as President of the Company. Mr. Lampert is a member of the Queens College Foundation Board of Trustees (Queens College is part of the City University System of New York), a member of the Advisory Board of the Boys & Girls Republic, a nonprofit organization for underprivileged children, and serves on the Boards of Trustees of the Mount Sinai Medical Center Foundation, Inc. and the Mount Sinai Medical Center of Florida, Inc.

     Ronald S. Cooper has been a director of the Company since 2000. Mr. Cooper is a co-founder and principal of LARC Strategic Concepts, LLC, a consulting firm focusing on emerging growth companies. Mr. Cooper retired from Ernst & Young LLP in September 1998, having joined the firm in 1962. He became a partner in 1973 and was Managing Partner of the firm’s Long Island, New York office from 1985 until he retired.

     Morris H. Gindi has been a director of the Company since 1988. Mr. Gindi has served as the Chief Executive Officer of Notra Trading Inc., an import agent in the home textiles industry, since 1983 and as Chief Executive Officer of Morgan Home Fashions, a manufacturer and distributor of home textiles, since 1995. These two businesses import and distribute merchandise to all levels of the retail trade. Mr. Gindi’s career in the home textiles industry has spanned four decades.

     William J. O’Neill, Jr. has been a director of the Company since 2001. Mr. O’Neill has served as Dean of the Business School at Suffolk University in Boston, Massachusetts since 2001. From 1969 to 1999, he held various management positions at Polaroid Corporation, most recently as Executive Vice President and President, Corporate Business Development. In addition, Mr. O’Neill is a director of CardioTech International, Inc. (AMEX:CTE), a manufacturer of cardiovascular devices, EDGAR Online, Inc. (NASDAQ:EDGR), a provider of business and financial information on global companies, the Design Management Institute and the Greater Boston Chamber of Commerce.

Corporate Governance

     Our common stock is listed on the NASDAQ Global Market (“NASDAQ”). Although not required by NASDAQ’s corporate governance rules, our Board adopted Corporate Governance Guidelines which address governance issues and set forth our governance principles including director qualification, Board structure, director compensation, management succession and periodic performance evaluation of the Board and its committees. Our Corporate Governance Guidelines are available on our website: www.concord-camera.com under Investor Relations—Corporate Governance Guidelines. We have also adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and controller, as well as all other employees and our directors. The code of ethics, which we call our Code of Conduct, is available on our website: www.concord-camera.com under Investor Relations—Code of Conduct. If we make any substantive amendments to, or grant a waiver (including an implicit waiver) from, a provision of our Code of Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, and that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we will disclose such amendment or waiver on our website and in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”).

Independence of Board Members and Audit Committee Financial Experts

     Pursuant to NASDAQ’s listing standards, a majority of our Board must be comprised of “independent” directors as defined in Rule 4200 of NASDAQ’s listing standards. The Board has reviewed the independence standard set forth in Rule 4200 and has determined that each of our directors other than Mr. Lampert is independent under Rule 4200.

     The Board has determined that we have at least one “audit committee financial expert” serving on our Audit Committee, as defined under applicable federal securities laws and regulations and have the “financial sophistication” required under the listing standards of the NASDAQ Global Market. Both Messrs. Cooper and O’Neill satisfy the criteria for these standards. Mr. Cooper has over 35 years of experience in the field of public accounting, retiring in 1998 from Ernst & Young LLP. Mr. O’Neill was Chief Financial Officer (and Executive Vice President) of Polaroid from 1990 to 1998, having held various other positions with Polaroid including that of Corporate Controller for four years. All of the members of the Audit Committee are “independent,” as defined under, and required by, the federal securities laws and the rules promulgated by the SEC, including Rule 10A-3(b)(i) under the Exchange Act, as well as the listing standards of the NASDAQ Global Market.

Meetings and Committees of the Board of Directors

     Our Board met seven times during fiscal 2007. Our independent directors generally meet in executive session without management present as part of each regularly scheduled meeting of the Board. In addition, the independent directors also meet separately from Board meetings from time to time in their discretion. In fiscal 2007, all directors attended 75% or more of the Board meetings and meetings of the committees on which they served.

     Directors are expected to attend our annual meetings of shareholders pursuant to our Corporate Governance Guidelines. Because the Board holds one of its regular meetings in conjunction with our annual meetings of shareholders, unless one or more members of the Board are unable to attend, all of the members of the Board are present for the annual meeting. All four of our current directors attended the 2006 annual meeting in person.

     Our Board has an Audit Committee, a Compensation and Stock Option Committee, an Executive Committee, a Director Affairs Committee and a Marketing and Product Development Committee. The members of each committee are appointed annually by the Board.

     As of August 14, 2006, the Board established a Special Committee, comprised of our three independent directors, Messrs. O’Neill (Chairman), Cooper and Gindi, to investigate, evaluate and analyze strategic alternatives. The Special Committee met eleven times during fiscal 2007.

     Our Audit Committee, which is a separately designated, standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act has the following members: Messrs. Cooper (Chairman), Gindi and O’Neill, each of whom is independent as defined in listing standards applicable to us. The Audit Committee assists our Board in its oversight of the quality and integrity of our accounting, auditing and financial reporting practices. The Audit Committee’s role includes discussing with management our processes to manage financial risk and for compliance with significant applicable legal, ethical and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm engaged to prepare or issue audit reports on our financial statements or to perform other audit, review or attestation services for us. The Audit Committee relies on the expertise and knowledge of management and the independent registered public accounting firm in carrying out its oversight responsibilities. The specific responsibilities in carrying out the Audit Committee’s oversight role are delineated in the Audit Committee Charter, a copy of which is included as Appendix A to this proxy statement. See the Audit Committee Report below. The Audit Committee met seven times during fiscal 2007.

     Our Compensation and Stock Option Committee consists of Messrs. O’Neill, Jr. (Chairman) and Cooper, each of whom is independent as defined in the applicable listing standards. The Compensation and Stock Option Committee assists our Board in the discharge of its responsibilities relating to compensation of our directors and executive officers. Its specific areas of oversight include:

  Compensation of our Chief Executive Officer (“CEO”), our other executive officers and any other Company officer, employee or agent having a familial relationship with the CEO;

  Establishment of annual and long-term performance goals for our executive officers in light of approved performance goals;

  Compensation of our directors;

  Management development and succession; and

  Administration of equity plans and other officer and director compensation arrangements.

     The Compensation and Stock Option Committee has the authority to employ a compensation consultant to assist in its evaluation of executive officer compensation. Our CEO has historically played a significant role in the determination of compensation. We expect that the Compensation and Stock Option Committee will continue to solicit input from our CEO with respect to compensation decisions affecting other members of our senior management. A copy of the Compensation and Stock Option Committee Charter is attached as Appendix B to this proxy statement. During fiscal 2007, the Compensation and Stock Option Committee had no meetings and acted nine times by unanimous written consent in lieu of a meeting.

     Our Director Affairs Committee, consisting of Messrs. Lampert (Chairman) and O’Neill, recommends to the independent directors of the Board those persons who, in the opinion of the members of the Director Affairs Committee, should be invited to stand for election to the Board as management nominees at any and all ensuing meetings of our shareholders. The Director Affairs Committee also evaluates new candidates and current directors, and reviews, evaluates and recommends changes to our corporate governance practices. The Director Affairs Committee met once during fiscal 2007.

     Pursuant to NASDAQ’s listing standards, director nominees must be selected, or recommended for the Board’s selection, either by: (i) a majority of the independent directors or (ii) a nominations committee comprised solely of independent directors. We do not have a standing nominating committee. The Director Affairs Committee recommends but does not nominate nominees for election to our Board. Nominees are selected by a majority of the independent directors on the Board, all of whom are “independent” as independence for nominating committee members is defined in the applicable NASDAQ listing standards. Because a majority of the independent directors select our director nominees with input and advice from the Director Affairs Committee, we believe it is not necessary to have a separately designated nominating committee. In accordance with NASDAQ’s listing requirements, the Board has adopted resolutions addressing the nominations process. The nominations process resolutions are available on our website at www.concord-camera.com under Investor Relations—Corporate Governance Guidelines.

Director Nominations Process

     The Director Affairs Committee may use multiple sources to identify director candidates, including its own contacts and referrals from other directors, management, the Company’s advisers and director search firms. In addition, the Director Affairs Committee will consider candidates recommended by shareholders. Shareholder suggestions of one or more nominees for election to the Board may be sent in writing to the Director Affairs Committee, Attention: Chairman, c/o Concord Camera Corp., Presidential Circle – 6th Floor, North Tower, 4000 Hollywood Boulevard, Hollywood, Florida 33021. The Director Affairs Committee evaluates candidates recommended by shareholders in the same manner and using the same criteria it uses to evaluate candidates recommended by other sources.

     The Director Affairs Committee has determined that all candidates for our Board shall, at a minimum, possess high personal and professional ethical standards, integrity and values; an inquiring mind, intelligence, practical wisdom and informed judgment; the ability to work effectively and collegially with other directors; a willingness and ability to devote the required amount of time to carrying out the duties and responsibilities of Board and committee membership; and a commitment to representing the long-term interests of our shareholders. In addition, the Director Affairs Committee also considers certain other qualities and skills in accordance with criteria established by the Director Affairs Committee from time to time, including without limitation the candidate’s independence and financial literacy, and the extent to which the candidate possesses pertinent policy-making, business and professional experience in government, business, finance, technology, marketing, sales, manufacturing, worldwide diverse operations and cultures, and other areas related to our business activities.

     The Director Affairs Committee reviews each recommendation for director candidates (including shareholder recommendations) and makes an initial determination as to whether the candidate has the ability to meet the minimum criteria, which the Director Affairs Committee may modify from time to time. The Director Affairs Committee may, in its discretion, confirm a candidate’s willingness to serve on the Board, verify a candidate’s education, employment records and references, conduct background investigations and arrange for in-person meetings with the Director Affairs Committee or the full Board. Following its determination as to the qualified candidates, the Director Affairs Committee recommends to the independent directors of the Board those persons who should be invited to stand for election. Pursuant to the Corporate Governance Guidelines, in evaluating the suitability of individual candidates, the independent directors take into account many factors, including a candidate’s understanding of marketing, finance and other disciplines relevant to the success of a publicly-traded company in today’s business environment; an understanding of our business and industry on a technical level; and educational and professional background. The independent directors evaluate each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound judgment, using its diversity of experience. Pursuant to our By-Laws, the nominees to stand for election to the Board are then selected by a majority of the independent directors on the Board. The independent directors are free to select nominees in addition to, or instead of, those recommended by the Director Affairs Committee.

Communications with the Board

     A shareholder may communicate directly with the Board by addressing a letter to the Board of Directors of Concord Camera Corp. c/o Chairman, Presidential Circle – North Tower, 4000 Hollywood Boulevard, Hollywood, Florida 33021. If a shareholder would like the letter to be forwarded directly to one of the Chairmen of the five standing committees of the Board, he or she should so indicate. If no specific direction is indicated, the Chairman’s office will review the letter and forward it to the appropriate Board member(s).

Communications with the Audit Committee

     The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting and auditing matters. These procedures are described in our Code of Conduct which is available on our website at www.concord-camera.com under Investor Relations—Code of Conduct.

Audit Committee Report

     The members of the Audit Committee of the Board (the “Audit Committee”) are Messrs. Cooper (Chairman), Gindi and O’Neill. The primary purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s accounting and financial reporting processes. The Audit Committee’s functions are more fully described in its charter, which the Board has adopted. The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis. A copy of its current charter is included as an appendix to this proxy statement. The Board annually reviews the NASDAQ listing standards’ definition of independence for audit committee members and has determined that each member of the Audit Committee is independent under that standard.

     Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, BDO Seidman, LLP, is responsible for performing an independent annual audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with United States generally accepted accounting principles. The Audit Committee’s policy is that all services rendered by the Company’s independent auditor are either specifically approved or pre-approved and are monitored both as to spending level and work content to maintain the appropriate objectivity and independence of the independent auditor. The Audit Committee’s policy provides that the Audit Committee has the ultimate authority to approve all audit engagement fees and terms and that the Audit Committee shall review, evaluate and approve the engagement proposal of the independent auditor.

     In conjunction with its activities during fiscal 2007, the Audit Committee reviewed and discussed our interim unaudited and annual audited financial statements with the Company’s independent registered public accounting firm with and without management present, and with management. The members of the Audit Committee discussed the agreed upon quarterly procedures and annual audit procedures performed by the independent registered public accounting firm in connection with the quarterly interim unaudited and annual audited financial statements with management of the Company and its independent registered public accounting firm. The members of the Audit Committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended by Statement of Auditing Standards No. 90. In addition, the Audit Committee received from the Company’s independent registered public accounting firm the written disclosures and the letter required by Independence Standards Board No. 1, and discussed its independence with the independent registered public accounting firm. Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board, and the Board approved, that the fiscal 2007 annual audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2007 for filing with the SEC.

       Audit Committee

       Ronald S. Cooper, Chairman
       Morris H. Gindi
       William J. O’Neill, Jr.

Certain Relationships and Related Party Transactions

Transactions with Related Persons

     During fiscal 2007, there were no, and there are no currently proposed, transactions or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any related person, including any current director, executive officer, holder of more than 5% of our capital stock, or entities affiliated with them, had a material interest.

Review, Approval or Ratification of Transactions with Related Parties

     The Audit Committee Charter requires review and approval of any transactions or courses of dealing with parties related to us.

Reverse Stock Split

     On October 26, 2006, our Board approved, without action by the shareholders, a Certificate of Amendment to our Certificate of Incorporation to implement a one-for-five split of our common stock with an effective date of November 21, 2006. All shares of our common stock, including related stock option amounts and applicable option exercise prices, have been adjusted in this proxy statement for the reverse stock split.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires our directors, executive officers and holders of ten percent (10%) or more of our common stock (collectively, “Reporting Persons”) to file initial reports of ownership and reports of changes in ownership of our common stock and any other equity securities with the SEC. Reporting Persons are required to furnish us with copies of all Section 16(a) reports they file. Based on a review of the copies of the reports furnished to us and written representations from our directors and executive officers that no other reports were required, with respect to fiscal 2007, we believe that the Reporting Persons timely complied with all Section 16(a) filing requirements applicable to them.

DIRECTOR COMPENSATION

     The following table sets forth certain information regarding the compensation of our directors during fiscal 2007 (other than Ira B. Lampert, who is omitted from the table as his compensation information is provided in the summary compensation table and he does not receive any additional compensation for his services as a director).

Fiscal 2007 Director Compensation

	Fee Earned or
	Paid in Cash	Total
Name(1)	($)(2)	($)
Ronald S. Cooper	$65,500	$65,500
Morris H. Gindi	$60,000	$60,000
William J. O’Neill, Jr.	$82,000	$82,000
____________________

(1)	Each independent director had an aggregate of 5,200 stock options outstanding as of the end of fiscal 2007.

(2)	Reflects the amount of cash compensation earned in fiscal 2007 for Board and Committee service.

Retainers and Fees

     Directors who are our employees receive no additional compensation for their services as directors. During fiscal 2007, each non-employee member of the Board was paid the following: (i) an annual fee of $15,000 for serving on the Board; (ii) a $2,500 annual fee for each Board committee on which he served or $3,500 for serving as Chairman, except that the Chairman of the Audit Committee received $10,000 and the Chairman of the Compensation and Stock Option Committee received $5,000 in light of the additional duties and responsibilities associated with chairing those committees; and (iii) $1,000 for each Board or committee meeting attended whether in person or telephonically.

Annual and meeting fees are paid quarterly in arrears. We reimburse all reasonable expenses incurred by both employee and non-employee directors in connection with such meetings. Independent directors do not receive additional compensation for meeting separately in executive session.

     In addition to the aforementioned fees, the Chairman of the Special Committee receives an annual retainer of $25,000 and each of the other two members of the Special Committee receives an annual retainer of $15,000. The retainers are paid quarterly in arrears beginning with the quarter ended September 30, 2006 and continuing thereafter for as long as the Special Committee remains in existence. Each member of the Special Committee, which consists of the three independent directors who serve on the Board, is also paid $1,000 for each meeting of the Special Committee attended.

Equity Compensation

     We do not currently grant options or restricted stock to our directors. Prior to January 20, 2003, we awarded stock options to each independent director upon appointment to the Board and upon each anniversary of his appointment pursuant to the 1993 Incentive Plan. The 1993 Incentive Plan expired on December 1, 2003. At October 3, 2007, each option granted to our independent directors under the 1993 Incentive Plan had expired except for an option to purchase 5,200 shares.

Executive Officers

     Set forth below is the name and age as of October 29, 2007 of each of our executive officers, together with certain biographical information for each of them (other than Ira B. Lampert, for whom biographical information is provided above under “Nominees for Election of Directors”):

Name of Executive Officer	Age	Position and Offices with the Company
Ira B. Lampert	62	Chairman, Chief Executive Officer and President
		(principal executive officer)
Blaine A. Robinson	48	Vice President – Finance, Treasurer and Assistant
		Secretary (principal financial and accounting
		officer)
Gerald J. Angeli	54	Senior Vice President, Director of Operations and
		Assistant Secretary
Urs W. Stampfli	56	Senior Vice President and Director of Global Sales &
		Marketing
Scott L. Lampert	46	Vice President, General Counsel and Secretary

     Blaine A. Robinson, our Vice President – Finance, Treasurer and Assistant Secretary since April 2006, joined us in February 2003 as our Corporate Controller and has served as our Principal Accounting Officer since September 20, 2004 and, effective April 1, 2006, as our Principal Financial Officer. Prior to joining us, from May 2002 to February 2003, Mr. Robinson was employed by Spherion Corporation and served as a financial and accounting consultant to the Company. Previously, Mr. Robinson served as Chief Financial Officer of Green2go.com, Inc. from March 2000 to September 2001 and Assistant Corporate Controller of AutoNation, Inc. from March 1997 to March 2000. He holds a Master of Business Administration from the University of Florida, a Bachelor of Science in Accounting from Florida Atlantic University and a Bachelor of Science in Finance from the University of Florida. Mr. Robinson is a member of the American Institute of Certified Public Accountants, the Florida Institute of Certified Public Accountants and Financial Executives Institute.

     Gerald J. Angeli joined us in April 2000 as Vice President, DMS Product Supply. In November 2005, the Board appointed him Senior Vice President, Director of Operations of the Company. Prior to this date, beginning in March 2001, he served as the Company’s Vice President of Worldwide Engineering and Technology. In addition, from June 2004 until November 2005, Mr. Angeli served first as Co-Managing Director of Concord Camera HK Limited and, effective October 2004, as its sole Managing Director. From July 1997 to April 2000, Mr. Angeli was Vice President, Global Manufacturing and Products Supply for NCR Corporation’s Systemedia Group, where he was responsible for manufacturing, customer service, distribution and logistics. Prior to that, Mr. Angeli was employed by Eastman Kodak Company for 20 years in various capacities, most recently as Manager of Worldwide Manufacturing and Supply Chain and Vice President, Consumer Imaging.

     Urs W. Stampfli joined us in May 1998 as Director of Global Sales and Marketing, and became a Vice President of the Company in April 2000 and a Senior Vice President of the Company in February 2002. From 1990 to April 1998, Mr. Stampfli was Vice President, Marketing, Photo Imaging Systems of Agfa Division, Bayer Corporation.

     Scott L. Lampert, who is no relation to Ira B. Lampert, joined us in May 1999 as Patent/Intellectual Property Attorney and served as Intellectual Property and Business Development Counsel from August 2001 until August 2005 and as Associate General Counsel of the Company from August 2005 until taking up his new duties as Vice President, General Counsel and Secretary of the Company effective April 1, 2006. Prior to joining the Company, Mr. Lampert was in private practice. He holds a Juris Doctor cum laude from Nova Southeastern University, a Masters of Business Administration from Fordham University and a Bachelor of Science in Engineering from Tulane University. Mr. Lampert is a member of the Florida Bar and is licensed to practice before the United States Patent and Trademark Office.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Policy

     We design our executive officer compensation program to reward our executive officers for our financial and operating performance, their leadership and the creation of shareholder value. To achieve our business goals, it is critical that we be able to attract, motivate and retain highly talented individuals at all levels of the organization who are committed to our core values of excellence, integrity and teamwork.

     We seek to maintain an executive compensation program that attracts, motivates and retains executive officers and rewards them for our financial and operational performance and maintains our competitive position in our industry. It is our belief that compensation should be based on the level of job responsibility, individual performance and company performance. As employees progress to higher levels in the organization and shoulder additional duties, an increasing proportion of their pay should be linked to our performance, since they are more able to affect our results. Additionally, compensation should reflect the value of the job in the marketplace. In order to attract and retain a highly skilled work force, we must remain competitive with the pay of other employers who compete with us for talent. Although the programs and individual pay levels will always reflect differences in job responsibilities, geographies and marketplace considerations, the overall structure of compensation and benefit programs is designed to be broadly similar across our workforce.

     For fiscal 2008 and future fiscal years, we believe that the total compensation for our executive officers should contain incentive cash compensation and equity compensation awards to further incentivize our executive officers to achieve our financial and operational goals, to align the financial interests of the executive officers with the creation of shareholder value and to retain our executive officers by maintaining a compensation program that is competitive with other employers who compete with us for talent.

Role of Compensation and Stock Option Committee

     Our Compensation and Stock Option Committee (the “Committee”), comprised of two independent directors, Messrs. O’Neill (Chairman) and Cooper, is responsible for developing and approving the compensation program for our executive officers. In addition, the Committee administers our equity-based incentive plans and oversees such other benefit plans as we may from time to time establish.

     Pursuant to our By-Laws, compensation of our CEO and any executive officer or employee having a familial relationship to him is determined by a majority of our independent directors (based on the Committee’s recommendation) or by the Committee.

Role of Executive Officers

     Under the terms of the Committee’s charter, our CEO may not be present during deliberations or voting regarding his own compensation or any other officer, employee or agent of the Company having a familial relationship to him. The compensation of all other executive officers is determined by the Committee. Our CEO has historically played a significant role in the recommendation of the amounts of base salary and other forms of cash and equity-based compensation to be paid to other executive officers. Specifically, the CEO reviews the individual performance of the other executive officers and provides the Committee with (i) evaluations of the other executive officers, including an evaluation of each person’s performance and how such individual performance affected Company performance, and (ii) recommendations regarding changes to such executive officer’s compensation. We expect that the Committee will continue to solicit input from our CEO with respect to compensation affecting the other executive officers.

Considerations Regarding Compensation Decisions Relating to our Executive Officers

     Our financial and operating performance since 2004 has greatly limited the use by the Committee and Board of cash incentive compensation and equity compensation awards to compensate our executive officers. Since the launch of our restructuring and cost-reduction initiatives in fiscal 2004, the achievement of the restructuring and cost-reduction objectives and the ability of each of the executive officers to fulfill their responsibilities with fewer resources has represented a significant factor in the evaluation of the executive officers and compensation recommendations by the Committee and the Committee’s assessment of the CEO’s recommendations.

     In connection with the Committee’s periodic reviews and approvals of compensation decisions affecting our executive officers other than the CEO, the Committee strives to remain competitive with industry compensation practices of other employers who compete with us for talent. The Committee reviews available information, including information published in secondary sources, regarding prevailing salaries and compensation programs offered to executive officers by employers who compete with us for talent. The Committee, however, does not currently use a peer group of companies to benchmark the compensation of the executive officers. The Committee believes compensation for each of our executive officers is competitive with other employers who compete with us for talent.

Principal Components of Compensation of Our Executive Officers

     The principal components of the compensation we have historically paid to our executive officers have consisted of:

  Base salary;

  Non-incentive plan cash bonuses;

  Cash incentive compensation under the terms of incentive compensation plans;

  Equity compensation, typically in the form of grants of options to purchase shares of our common stock; and

  Perquisites.

     For fiscal 2007, the principal components of compensation paid to our executive officers were base salary and perquisites. For fiscal 2008, we anticipate the principal components of compensation to be paid to our executive officers will be base salary, perquisites, cash incentive compensation and equity compensation awards.

Base Salary

     Base salary is the fixed element of our employees’ annual cash compensation. We provide base salaries to recognize the experience, competencies, skills and individual performance of our CEO and our other executive officers.

     The Committee periodically reviews the base salary of our CEO and the base salaries of our other executive officers based on the evaluations and recommendations of the CEO. The Committee, in its periodic reviews of base salaries and in its decisions to approve any changes to the amount of base salaries for the executive officers, considers various factors such as the relevant employment agreement, the executive’s responsibilities, performance, years of experience and leadership, our performance, and competitive salaries within the marketplace for similarly situated executives. The CEO periodically reviews the base salaries of our other executive officers and recommends to the Committee any changes to such base salaries.

     During fiscal 2007, Mr. Ira Lampert’s annual base salary remained at $900,000. Mr. Lampert’s base salary has not been increased since we amended his employment agreement effective July 1, 2005. During fiscal 2007 and fiscal 2006, the base salaries for our other executive officers were increased in conjunction with their promotion to a new executive officer position and the corresponding increase in their responsibilities, in the case of Messrs. Robinson and Scott Lampert, or as a result of consideration of the various factors described above, in the case of Messrs. Stampfli and Angeli.

     On April 1, 2006, Mr. Robinson was appointed as our Vice President—Finance, Treasurer and Assistant Secretary and Principal Financial Officer. In connection with the appointment and the resulting increase in responsibility, the Committee approved an increase in Mr. Robinson’s annual base salary to $210,000, and Mr. Robinson’s employment agreement was amended to reflect the increase. As a result of the recommendation of the CEO based on Mr. Robinson’s satisfaction of certain performance objectives mutually agreed upon by our CEO and Mr. Robinson, the Committee approved an additional increase in Mr. Robinson’s base salary to $220,000 effective October 1, 2006.

     On April 1, 2006, Mr. Scott Lampert was appointed our Vice President, General Counsel and Secretary. In connection with his appointment as an executive officer of the Company and the resulting increase in responsibility, the Committee approved an increase in Mr. Lampert’s annual base salary to $210,000, and Mr. Lampert’s employment agreement was amended to reflect the increase. As a result of the recommendation of the CEO based on Mr. Lampert’s satisfaction of certain performance objectives mutually agreed upon by our CEO and Mr. Lampert, the Committee approved an additional increase in Mr. Lampert’s base salary to $220,000 effective October 1, 2006.

     As a result of an evaluation of the various factors described above, the Committee approved an increase in Mr. Angeli’s annual base salary to $275,000 effective January 1, 2007, and Mr. Angeli’s employment agreement was amended to reflect the increase. Mr. Angeli’s base salary had previously been increased from $225,000 to $250,000 during fiscal 2006 and the CEO recommended and the Committee approved an additional increase of $25,000 during fiscal 2007 to remain competitive with respect to the base salaries of similarly situated executives in the marketplace.

     As a result of an evaluation of the various factors described above, the Committee approved an increase in Mr. Stampfli’s annual base salary to $275,000 effective January 1, 2007, and Mr. Stampfli’s employment agreement was amended to reflect the increase. Mr. Stampfli’s base salary had previously been $250,000 during the prior four years, and the CEO recommended and the Committee approved such increase to remain competitive with respect to the base salaries of similarly situated executives in the marketplace.

Our Chief Executive Officer

     We entered into an amendment to Mr. Lampert’s employment agreement effective as of July 1, 2005, at the end of our 2005 fiscal year, to provide a four-year term that expires on July 1, 2009 with an annual base salary of $900,000 and, in accordance with Mr. Lampert’s proposal, to end our obligation to make $500,000 annual contributions to a Supplemental Executive Retirement Plan (“SERP”) adopted for his benefit. Mr. Lampert elected to terminate his SERP as of November 28, 2005. Pursuant to the termination election, we made the final distribution under Mr. Lampert’s SERP as of August 6, 2007.

     The Committee approved Mr. Lampert’s compensation structure under the amended employment agreement based on the following considerations: (i) his then current employment terms; (ii) the complex international structure and operations of the Company, which are equivalent to those of much larger complex international corporations; (iii) the parity of CEO pay with our other executive officers at that time; and (iv) the extensive worldwide travel and time requirements that the CEO position entails. However, while taking this information into account, the Committee did not attempt to “benchmark” Mr. Lampert’s compensation against the compensation of other chief executive officers. The Committee also took into consideration that Mr. Lampert voluntarily reduced his base salary from $900,000 to $800,000 per annum for the period from July 1, 2004 to June 30, 2005 and our January 1, 2005 contribution to his SERP from $500,000 to $350,000.

     We have undergone a complex organizational restructuring and stringent cost reductions as a result of the initiatives that we adopted during prior fiscal years. The cost-reduction initiatives are on-going. Because of such initiatives and other recommendations of our Board that were implemented, we believe that we have successfully reduced the number of our senior executives and managers without adversely affecting our ability to operate efficiently and to accomplish our goals. The reduction in the number of executive officers, however, has increased the responsibilities of each of our employees, officers and especially of our CEO. In approving Mr. Lampert’s compensation, the Committee considered these factors and his strong and effective leadership during this transitional period. The Committee is also aware that Mr. Lampert’s compensation is based on our long-term and long-standing contractual obligations to him and that these obligations were negotiated at a time when we were managed by a larger number of executive officers, whose average compensation significantly exceeded the average compensation of our current executive officers and was more closely aligned with the CEO’s compensation. As a result, despite the current disparity between Mr. Lampert’s compensation and our other executive officers, the Committee believes that Mr. Lampert is appropriately compensated for the increased responsibility and oversight that our current organizational structure demands of him and in light of our contractual obligations to him.

Non-Incentive Plan Bonus Compensation

     During fiscal 2007, the executive officers did not earn or receive any non-incentive plan bonuses. We have not historically paid guaranteed or discretionary non-incentive plan bonuses to our executive officers. We may from time to time pay bonuses in connection with our initial hiring or appointment of an executive officer and a change in an executive officer’s responsibilities with us. The Committee, however, has historically relied on cash incentive plans to reward and incentivize our executive officers relating to company and individual performance.

Incentive Compensation

     We made no incentive compensation awards to our executive officers during fiscal 2007.

     The most recent incentive compensation awards, in the form of deferred long-term compensation under our Amended and Restated 2002 Long-Term Cash Incentive Plan (the “2002 LTCIP”), were made as of August 3, 2003 for the performance period comprising the two fiscal years ended June 29, 2002 and June 28, 2003 (“fiscal 2002” and “fiscal 2003”). The deferred compensation was distributed in three equal annual installments to certain of our executive officers, of which Messrs. Ira B. Lampert and Stampfli continue to be employed by us. Distributions were made to Mr. Stampfli as of August 6, 2004, 2005 and 2006. Mr. Lampert elected to delay the vesting of his 2002 LTCIP award by one year and received distributions as of August 6, 2005, 2006 and 2007. All the awards granted under the 2002 LTCIP have been distributed. The amounts paid out to Messrs. Lampert and Stampfli are included on the Nonqualified Deferred Compensation Table that appears in this proxy statement. See also “Nonqualified Deferred Compensation” under the caption “Executive Compensation” below.

     During the three last completed fiscal years, all our executive officers were eligible to receive awards under our Amended and Restated Annual Incentive Compensation Plan, as amended through June 30, 2004 (the “2004 AICP”), and our Long Term Incentive Compensation Plan Commencing Fiscal 2004 (the “LTIP”), which replaced the 2002 LTCIP. However, based on our financial performance, we made no awards to any of our executive officers under either the 2004 AICP or the LTIP. The 2004 AICP was linked to our annual financial performance, under which awards could have been made after the end of each fiscal year, provided that we met a pre-determined return-on-equity target established by the Committee and approved by our Board or the Board waived the target. The LTIP was linked to our long-term financial performance and the achievement of pre-determined performance criteria based on overlapping three-year fiscal cycles. The first cycle was comprised of our fiscal years ended July 3, 2004, July 2, 2005 (“fiscal 2005”) and July 1, 2006 (“fiscal 2006”). Since we did not meet the performance criteria that the Committee established during the three-year cycle, no LTIP awards were made after the end of fiscal 2006.

     In September 2007, the Board approved in principle the establishment of a new annual incentive compensation plan (the “Fiscal 2008 AICP”) for our executive officers, other than our current CEO, who has voluntarily opted not to receive awards under the Fiscal 2008 AICP, that will be administered by the Committee. The Fiscal 2008 AICP will provide cash awards to our executive officers based on our achievement of certain performance metrics in fiscal 2008 and future fiscal years. The Board currently contemplates that the performance metrics will include sales revenues, earnings and return on equity components, but neither the Board nor the Committee has approved the potential incentive award opportunity of each eligible executive officer, the performance metrics, the relative weightings of the performance metrics or the target levels for any of the performance metrics. The action of the Board in approving in principle the establishment of the Fiscal 2008 AICP was motivated by the belief that our long-term financial and operational success depends on further incentivizing our executive officers by linking their financial interests to our performance.

     In setting performance objectives for the Fiscal 2008 AICP, the Committee will include performance objectives that are viewed as reasonably achievable and others that are viewed as more challenging to achieve. The intent is to provide a balance between the two to ensure that our executive officers maintain their level of motivation and that we appropriately reward their efforts on our behalf and on behalf of our shareholders.

Equity Compensation

     Pursuant to the requirements of our current equity compensation plans, executive officers who are not new hires are not eligible to receive equity compensation awards under the plans. As a result, we were not able to grant any equity compensation awards to our executive officers during fiscal 2007. For fiscal 2008, we anticipate granting our executive officers (other than our current CEO, who voluntarily opted not to receive awards under the proposed Fiscal 2008 Incentive Plan (the “Fiscal 2008 Plan”)) equity compensation awards under the Fiscal 2008 Plan, which the Board has adopted and recommended to our shareholders for approval at the Annual Meeting. See Proposal Two, Approval of the Fiscal 2008 Incentive Plan, for a description of the material terms of the proposed Fiscal 2008 Plan. In particular, the Fiscal 2008 Plan is intended to: (i) incentivize our executive officers to achieve our strategic goals; (ii) align the financial interests of the executive officers with the creation of shareholder value; and (iii) attract, motivate and retain key executive officers by providing compensatory incentives and maintaining competitive compensation levels.

     Historically, our Board has granted awards of stock options to our executive officers upon their being hired as Company employees, or during their term of employment with us in conjunction with their being appointed executive officers, consistent with our obligation to grant the options typically memorialized in the employment agreement that we enter into with them. Our Board’s historical practice has been to grant equity-based awards to attract, retain, motivate and reward our employees, particularly our executive officers, and to encourage their ownership of an equity interest in us. Such grants have consisted of stock options, which under our 2002 Incentive Plans consisted of non-qualified stock options, that is, options that do not qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

     All prior stock option awards to our executive officers and other employees have been granted with exercise prices equal to the market value of the underlying shares of common stock on the grant date, as determined by the Committee. All equity-based awards have been reflected in our consolidated financial statements, based upon the applicable accounting guidance. Effective July 3, 2005, we adopted the fair value recognition provisions of Statement of Accounting Standards (“SFAS”) No. 123R, “Share–Based Payment,” as interpreted by Financial Accounting Standards Board (“FASB”) Staff Positions Nos. 123R-1, 123R-2, 123R-3, 123R-4, 123R-5 and 123R-6.

     Our current incentive plans and the Fiscal 2008 Plan do not provide for awards of incentive stock options. The ordinary income recognized by our executive officers and other employees upon exercise of nonqualified stock options should be deductible for federal income tax purposes. Historically, we have not granted any form of equity under our incentive plans other than stock options. The stock option awards have had no conditions to vesting other than the awardee’s continued employment with us and the passage of time. Under the Fiscal 2008 Plan, we may grant non-qualified stock options, stock appreciation rights, restricted and unrestricted shares, performance-based nonqualified stock options and other stock-based awards.

     We do not have any program, plan or practice that requires us to grant equity-based awards on specified dates, and we have not made grants of such awards that were timed to precede or follow the release or withholding of material non-public information. It is possible that we will establish programs or policies regarding the timing of equity-based awards in the future. Authority to make equity-based awards to executive officers rests with the Committee, which considers the recommendations of our CEO. As a NASDAQ-listed company, we are subject to NASDAQ listing standards that, in general, require shareholder approval of equity-based plans.

Clawback Policy

     In accordance with Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financial statements due to our material noncompliance with any financial reporting requirement under the federal securities laws, as a result of misconduct, our CEO and Principal Financial Officer are legally required to reimburse us for any bonus or other incentive-based or equity-based compensation he or they receive from us during the twelve-month period following the first public issuance or filing with the SEC of the financial document embodying such financial reporting requirement, as well as any profits they realize from the sale of our securities during this twelve-month period.

Severance and Change-in-Control Payments

     Our Board believes that we should provide reasonable severance benefits to employees, recognizing that we must be competitive with our severance practices in order to attract and retain employees and that it may be difficult for the employees to find comparable employment within a short period of time. Our Board also believes it prudent that we should separate from terminated employees as soon as practicable. In many instances, therefore, the termination of a U.S. employee has been made effective immediately upon the communication of the termination rather than at the expiration of any minimum advance notice period. In such situations, we have continued to pay, on a post-termination basis, base salary compensation to the terminated employee under his or her employment agreement, if any, for the specified advance notice period. For employees of our offices and facilities outside the United States, local laws may mandate longer notice periods, during which our employees must remain in their positions, and require severance payments. None of our executive officers is subject to the laws of any jurisdiction other than the United States and the State of Florida.

     Each of our executive officers’ employment agreements provides for severance payments. See “Potential Payments upon Termination or Change in Control” below for a detailed discussion of each executive officer’s severance arrangement. Our Board believes that these severance arrangements are a necessary recruitment and retention device, as most companies with which we compete for executive talent will have severance arrangements in place. Our severance and change-in-control arrangements are the direct result of specific negotiations between management and each individual executive officer. Any changes to our severance arrangements with our executive officers will result from specific negotiations and will result in amendments to their employment agreements.

     Other than our CEO, none of our executive officers has change-in-control payment arrangements with the Company. Our employment agreement with Mr. Ira B. Lampert, as amended to date, contains termination provisions that are more complex than those in place for our other executive officers. The compensation due Mr. Lampert in the event of the termination of his employment agreement varies depending on the nature of the termination and, depending on the type and timing of the termination, provides for substantial compensation payments to Mr. Lampert. Mr. Lampert’s employment agreement also provides for substantial payments to him in the event we undergo a change in control. For additional information regarding the termination and change in control provisions of Mr. Lampert’s employment agreement, see “Potential Payments upon Termination or Change in Control” in this proxy statement. The termination and change-in-control provisions of Mr. Lampert’s employment agreement, which may be more favorable to him than those in effect for chief executive officers of companies currently comparable to us in terms of size, revenue, profitability and/or nature of business, are the result of our long-standing, contractual obligations to him negotiated with him several years ago.

Other Benefits

     We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life insurance, disability coverage and our 401(k) plan, in each case on the same basis as other full-time employees. In fiscal 2007, in order to boost employee morale and retain our current employees, we provided a one-time matching contribution, the preponderance of which was funded by forfeitures of non-vested contributions made in prior years, to all our employees (including our executive officers) who participated in the 401(k) plan during fiscal 2006. We do not currently provide a matching contribution under our 401(k) plan. All full-time employees are also entitled to vacation and other paid holidays. We believe that our commitment to provide the employee benefits described above shows our commitment to the health and well-being of our employees which in turn leads to a more productive and successful work life that will enhance results for us and our shareholders.

     We provide to each of Messrs. Ira B. Lampert, Angeli and Stampfli a term life insurance policy for such beneficiaries as he designates, and to each of Messrs. Ira B. Lampert and Stampfli additional long-term disability coverage. We may and have purchased key-man life insurance on the life of Mr. Ira B. Lampert, which we can use to satisfy our obligations under his employment agreement in the event of his death. We also pay the disability insurance policy premiums on behalf of Mr. Ira B. Lampert, which would reduce the amount of any payment we would owe him under his employment agreement if his employment with us is terminated due to disability. See “Potential Payments upon Termination or Change in Control” below for a detailed discussion of the termination payment that would be due to Mr. Lampert under the terms of his employment agreement in the event of disability.

     Our officers and employees located in offices and facilities outside the United States may have somewhat different employee benefit plans than those we offer domestically, typically based on certain legal requirements in such foreign jurisdictions.

Perquisites

     We provide our executive officers with perquisites that further their ability to develop and promote our business interests and reflect competitive practices at similarly situated companies. Currently, our perquisites include an automobile allowance for each executive officer. Our CEO receives additional perquisites in accordance with his employment terms, including: (i) expenses related to his automobile allowance; (ii) partial housing costs; (iii) reimbursement of certain taxes; (iv) payment of life insurance (which we also pay on behalf of Messrs. Angeli and Stampfli) and disability insurance premiums (which we also pay on behalf of Mr. Stampfli); and (v) reimbursement of a portion of his country club dues. The types and amounts of perquisites awarded to the executive officers result from negotiations between us and the executive officers and are memorialized in their employment agreements. Additionally, the executive officers are eligible to participate in the Flexible Perquisite Spending Account Program for Corporate Officers that was first effective for the fiscal year ended June 29, 2002 (the “Flexible Perquisite Program”), pursuant to which each executive officer would be allocated up to $10,000 for certain qualifying personal expenses, such as income tax preparation, estate planning expenses, airline and health/fitness club memberships and other miscellaneous expenses approved by our CEO at his discretion. Since fiscal 2005, no employee, including the executive officers, has participated in the Flexible Perquisite Program.

Section 162(m) of the Internal Revenue Code

     Section 162(m) of the Internal Revenue Code generally does not allow a deduction for annual compensation in excess of $1,000,000 paid to our executive officers. This limitation on deductibility does not apply to certain compensation, including compensation that is payable solely on account of the attainment of one or more performance goals. Our policy is generally to preserve the federal income tax deductibility of compensation and to qualify eligible compensation for the performance-based exception in order for compensation not to be subject to the limitation on deductibility imposed by Section 162(m) of the Internal Revenue Code. We may, however, approve compensation that may not be deductible if we determine that the compensation is in our best interests as well as the best interests of our shareholders.

Compensation Committee Report

     The Compensation and Stock Option Committee (the “Committee”) has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on its review and discussions with management with respect to the Compensation Discussion and Analysis, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A for filing with the Securities and Exchange Commission.

     Compensation and Stock Option Committee

     William J. O’Neill, Jr., Chairman
     Ronald S. Cooper

     October 24, 2007

     The compensation committee report above shall not be deemed to be “soliciting material” or to be “ filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that we specifically incorporate it by reference into such filing.

Compensation Committee Interlocks and Insider Participation

     The membership of the Compensation and Stock Option Committee during fiscal 2007 consisted of Messrs. O’Neill and Cooper. No member of the Compensation and Stock Option Committee is now or ever was an officer or an employee of ours or any of our subsidiaries. None of our executive officers serves as a member of the compensation committee or as a director of any entity one or more of whose executive officers serves as a member of our Board or our Compensation and Stock Option Committee. There were no compensation committee interlocks during fiscal 2007.

Executive Compensation

Summary Compensation Table

     The following table sets forth information regarding compensation earned in or with respect to fiscal 2007 by:

  The person who served as our Chief Executive Officer during fiscal 2007;

  The person who served as our Principal Financial Officer during 2007; and

  Our three most highly compensated executive officers, other than our Chief Executive Officer and our Principal Financial Officer, each of whom earned in excess of $100,000 for fiscal 2007.

     In this section, we refer to these officers collectively as our named executive officers.

SUMMARY COMPENSATION TABLE

			Option	All Other
		Salary	Awards	Compensation		Total
Name and Principal Position	Year	($)	($)(1)	($)		($)
Ira B. Lampert,	2007	900,000	—	334,792	(2)	1,234,792
Chairman, Chief
Executive Officer
and President
Blaine A. Robinson,	2007	217,500	—	12,919	(3)	230,419
Vice President – Finance,
Treasurer and Assistant
Secretary
Gerald J. Angeli,	2007	262,500	—	12,550	(4)	275,050
Senior Vice President, Director
of Operations and Assistant
Secretary
Urs W. Stampfli,	2007	262,500	—	22,616	(5)	285,116
Senior Vice President and
Director of Global
Sales & Marketing
Scott L. Lampert,	2007	217,500	1,334	12,664	(6)	231,498
Vice President,
General Counsel and
Secretary
____________________

(1)

Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R with respect to fiscal 2007 for options granted in prior years to the extent an annual installment or installments vested during fiscal 2007. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that may be recognized by the named executive officers. Please refer to note 11 to the financial statements in our Annual Report in Form 10-K for the fiscal year ended June 30, 2007. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	Represents (a) automobile allowance and costs of $30,534; (b) partial housing costs of $48,000; (c) reimbursement of certain taxes of $58,323 and a portion of country club dues of $4,198; (d) a one-time contribution to our 401(k) Plan on behalf of Mr. Lampert of $3,750; (e) our payment of life and disability insurance premiums on behalf of Mr. Lampert of $41,527; (f) $79,229, which was the fair market value of 35,609 shares of our common stock delivered to Mr. Lampert on August 9, 2006, the delivery of which he had elected to defer for two years under the terms of our Deferred Delivery Plan; and (g) $69,231 of accrued but unused vacation time.

(3)	Represents (a) automobile allowance of $9,000 and (b) a one-time contribution to our 401(k) Plan on behalf of Mr. Robinson of $3,919.

(4)	Represents (a) automobile allowance of $12,000 and (b) payment of life insurance premium of $550.

(5)	Represents (a) automobile allowance of $12,000; (b) our payment of life and disability insurance premiums on behalf of Mr. Stampfli of $6,416; and (c) a one-time contribution to our 401(k) Plan on behalf of Mr. Stampfli of $4,200.

(6)	Represents (a) automobile allowance of $9,000 and (b) a one-time contribution to our 401(k) Plan on behalf of Mr. Scott Lampert of $3,664.

Grants of Plan-Based Awards

     No grant of an equity or non-equity award was made to any of our named executive officers during fiscal 2007 under any plan.

Narrative Disclosure to Summary Compensation Table

Executive Employment Arrangements

Ira B. Lampert

     Effective as of July 1, 2005, the employment agreement dated as of May 1, 1997 between us and Mr. Lampert was amended to provide a four-year term that expires on July 1, 2009 and, in accordance with Mr. Lampert’s proposal, to end our obligation to make a $500,000 annual contribution to a SERP adopted for Mr. Lampert’s benefit. The agreement provides for an annual base salary of $900,000.

     Mr. Lampert’s employment agreement entitles him to participate generally in all pension, retirement, insurance, savings, welfare and other employee benefit plans and arrangements and fringe benefits and perquisites maintained by us from time to time for senior executives of a comparable level. In addition to any life and disability insurance provided pursuant to one of our plans, Mr. Lampert’s employment agreement requires us to provide long-term disability coverage with a $352,000 annual benefit and a $1,000,000 lump-sum payment to be credited against the amount of base salary due to Mr. Lampert under the terms of his employment agreement in the event that Mr. Lampert’s employment with us is terminated due to his disability and term life insurance, for such beneficiaries as are designated by Mr. Lampert, of $5 million face value. Notwithstanding the terms of Mr. Lampert’s employment agreement, it is Mr. Lampert’s and our understanding that the foregoing $1,000,000 lump-sum payment will not be provided to Mr. Lampert and that the amount of the base salary payable to Mr. Lampert if his employment with us is terminated due to his disability will be payable in accordance with our regular payroll practices and will be reduced by disability benefits, currently payable at the rate of $600,000 per annum, under disability insurance policies that we provide for his benefit. In addition, we may purchase key-man life insurance on the life of Mr. Lampert, which may be used to satisfy our obligations under Mr. Lampert’s employment agreement in the event of his death. We currently maintain $5 million in key-man life insurance on the life of Mr. Lampert.

     Pursuant to Mr. Lampert’s employment agreement, we adopted a SERP for his benefit. A specified amount, most recently $350,000, was credited to Mr. Lampert’s SERP account each year. These yearly credits were 100% vested and not subject to forfeiture. Mr. Lampert voluntarily reduced the amount of the credit made in January 2005 from $500,000 to $350,000. Effective as of July 1, 2005, Mr. Lampert voluntarily released us from our obligation to make a $500,000 annual contribution to his SERP. However, if control of the Company changes and Mr. Lampert remains employed by us thereafter, we will be obligated to pay Mr. Lampert $500,000 within 30 days after the date of the change in control and annually during the remaining term of his employment with us on the first business day of each calendar year following the change in control.

     Beginning in fiscal 2000, as a result of the deferral of certain incentive compensation awards, additional credits were made to Mr. Lampert’s SERP for, among other things, the LTCIP award (described below under “Deferred Long-Term Compensation”). In August 2007, the remaining vested account balance in Mr. Lampert’s SERP was distributed to him, following which Mr. Lampert had no undistributed nonqualified deferred compensation.

Blaine A. Robinson

     Mr. Robinson’s employment agreement, as amended to date, provides for (i) an annual base salary of $210,000 effective April 1, 2006 and an increase from $210,000 to $220,000, which was effective October 1, 2006 upon Mr. Robinson’s satisfaction of certain performance objectives mutually agreed upon by our CEO and Mr. Robinson; (ii) an annual automobile allowance of $9,000; and (iii) automatic renewals of Mr. Robinson’s employment with us until terminated either by us for “cause” (as defined in the agreement) or at any time by either party for any reason or no reason with 30 days’ prior written notice to the other party. Mr. Robinson’s employment agreement entitles him to participate generally in all pension, retirement, insurance, savings, welfare and other employee benefit plans and arrangements and fringe benefits and perquisites maintained by us from time to time for senior executives of a comparable level.

Gerald J. Angeli

     Mr. Angeli’s employment agreement, as amended to date, provides for an annual base salary of $275,000 effective January 1, 2007 and an annual automobile allowance of $12,000. Mr. Angeli’s employment agreement had an initial three-year term beginning January 1, 2003 and renews annually on January 1 unless sooner terminated by us for “cause” (as defined in the agreement) or by either party for any reason or no reason with three months’ prior written notice to the other party. Mr. Angeli’s employment agreement entitles him to participate generally in all pension, retirement, insurance, savings, welfare and other employee benefit plans and arrangements and fringe benefits and perquisites maintained by us from time to time for senior executives of a comparable level.

     Mr. Angeli received two grants of deferred compensation in 2001 and 2004, which are described under “Supplemental Executive Retirement Plans for Named Executive Officers” below. In December 2005, the vested account balance in Mr. Angeli’s SERP, consisting of the principal and accumulated interest of the deferred compensation in the form of non-elective deferrals, was distributed to Mr. Angeli pursuant to elections that he made in November 2005. Additional installments that vested during fiscal 2007, consisting of the principal and accumulated interest, were distributed to Mr. Angeli during fiscal 2007. In accordance with Mr. Angeli’s election in November 2005, the remaining unvested funds in Mr. Angeli’s SERP, which consisted of principal and accumulated interest in an amount of $26,655 at June 30, 2007, will be distributed to him immediately as each installment vests. See “Nonqualified Deferred Compensation” below.

Urs W. Stampfli

     Mr. Stampfli’s employment agreement, as amended to date, provides for an annual base salary of $275,000 effective January 1, 2007 and an annual automobile allowance of $12,000. Mr. Stampfli’s employment agreement will expire on January 1, 2008 unless sooner terminated by us for “cause” (as defined in the agreement) or by either party with 30 days’ prior written notice to the other party. Mr. Stampfli’s employment agreement entitles him to participate generally in all pension, retirement, insurance, savings, welfare and other employee benefit plans and arrangements and fringe benefits and perquisites maintained by us from time to time for senior executives of a comparable level.

     A credit was made to Mr. Stampfli’s SERP for the LTCIP award (described below under “Deferred Long-Term Compensation”). In December 2005, the vested account balance in his SERP, consisting of the principal and accumulated interest of the first two installments of the LTCIP award, was distributed to Mr. Stampfli pursuant to elections that he made in November 2005. The third installment, consisting of the principal and accumulated interest on the third and final installment of the LTCIP award in an amount of $94,795, was distributed to Mr. Stampfli in August 2006. Following this distribution, Mr. Stampfli had no undistributed nonqualified deferred compensation. See “Nonqualified Deferred Compensation” below.

Scott L. Lampert

     Mr. Scott Lampert’s employment agreement, as amended to date, provides for (i) an annual base salary of $210,000 effective April 1, 2006 and an increase from $210,000 to $220,000, which was effective October 1, 2006 upon Mr. Lampert’s satisfaction of certain performance objectives mutually agreed upon by our CEO and Mr. Lampert; (ii) an annual automobile allowance of $9,000; and (iii) automatic annual renewals of Mr. Lampert’s employment with us until terminated either by us for “cause” (as defined in the agreement) or at any time by either party for any reason or no reason with 30 days’ prior written notice to the other party. Mr. Lampert’s employment agreement entitles him to participate generally in all pension, retirement, insurance, savings, welfare and other employee benefit plans and arrangements and fringe benefits and perquisites maintained by us from time to time for senior executives of a comparable level.

Supplemental Executive Retirement Plans for Named Executive Officers

     Pursuant to Mr. Ira Lampert’s employment agreement, we adopted a SERP for his benefit. A specified amount of deferred compensation, which was $500,000 through June 30, 2005, was credited to his SERP account each year. These yearly credits were 100% vested and not subject to forfeiture. As a result of the Company’s poor financial performance, Mr. Lampert voluntarily reduced the amount of the credit that was made in January 2005 from $500,000 to $350,000. Effective as of July 1, 2005, we were no longer obligated to make $500,000 annual contributions to Mr. Lampert’s SERP. However, if a change of control of the Company occurs and Mr. Lampert remains employed by us thereafter, we will be obligated to pay Mr. Lampert $500,000 within 30 days after the date of the change of control and annually during the remaining term of his employment on the first business day of each calendar year following the change of control. We also approved a one-time grant of deferred compensation to Mr. Lampert in the amount of $1,549,998 which vested in three equal annual installments on January 1, 2001, January 1, 2002, and January 1, 2003, and Mr. Lampert’s SERP was amended to include appropriate terms to govern this one-time grant of deferred compensation.

     Effective as of April 19, 2000, we adopted a SERP for Mr. Stampfli’s benefit in connection with a one-time grant of deferred compensation of $110,000 to him, which vested in three equal annual installments on January 1, 2001, January 1, 2002 and January 1, 2003.

     In connection with a one-time grant of $115,000 in deferred compensation to Gerald J. Angeli, we adopted a SERP for his benefit as of July 31, 2001. Pursuant to Mr. Angeli’s SERP, the grant vested, so long as Mr. Angeli continued to be employed by us, in five annual installments on June 11, 2002, 2003, 2004, 2005 and 2006. As of March 22, 2004, Mr. Angeli’s SERP was amended pursuant to an amendment to his employment agreement granting him an additional amount of $50,000 in deferred compensation. The additional grant vested and continues to vest, so long as Mr. Angeli continues to be employed by us, in five equal annual installment of $10,000 each on March 22, 2005, 2006, 2007, 2008 and 2009. If his employment with us terminates for any reason (or no reason), Mr. Angeli will forfeit the balance of this additional grant that had not vested as of the termination date.

     Each time we credited an executive’s account under a SERP agreement, we simultaneously contributed an equal amount to a trust established for the purpose of accumulating funds to satisfy the obligations incurred by us pursuant to the SERP. In addition, each account under a SERP agreement was subject to adjustment for income, expenses, gains or losses sustained as a result of investment of the SERP funds as directed by the executive (or an investment manager chosen by the executive) in his sole discretion, except that we directed the investment, in accordance with our Cash Investment Policy, which sets forth the Board’s guidelines for the investment of Company cash, of any unvested balances in an account established as a result of the deferred LTCIP award to Mr. Lampert. See “Deferred Long-Term Compensation” below for information regarding SERP elections made by Messrs. Lampert, Angeli and Stampfli, pursuant to which we made distributions to them from their respective SERPs during fiscal 2007.

     Although the SERP agreements for Messrs. Lampert, Stampfli and Angeli have not been terminated, each SERP participant elected to terminate his participation in his SERP as a result of the adoption of Section 409A under the Internal Revenue Code. Any remaining balances as of December 31, 2005 were distributed (or will be distributed immediately upon vesting) to the SERP participants, and no elective or non-elective contributions have been made to any of the SERPs since Section 409A was adopted.

Deferred Long-Term Compensation

     As of August 6, 2003, Messrs. Ira B. Lampert and Stampfli were awarded $670,474 and $274,021, respectively, of deferred compensation under the 2002 LTCIP with respect to the fiscal 2002-2003 performance period, the distribution of which was contingent on their continued employment with us.

     The LTCIP award to Mr. Stampfli vested, so long as he continued to be employed by us, in three equal annual installments on August 6, 2004, 2005 and 2006, or immediately upon: (i) a change of control of the Company; or (ii) his death or disability.

     Mr. Lampert voluntarily agreed to delay the vesting of his LTCIP award by one year, and it vested in three equal installments beginning on August 6, 2005, 2006 and 2007, instead of August 6, 2004, 2005 and 2006. Otherwise, the LTCIP award granted to Mr. Lampert had substantially the same terms and conditions as the award granted to Mr. Stampfli, except that, in addition to the events that would have accelerated the vesting of Mr. Stampfli’s award, Mr. Lampert’s award provides for immediate vesting in the event of termination without cause, a constructive termination of employment without cause or the non-renewal of his employment agreement.

     Mr. Lampert’s SERP and Mr. Stampfli’s SERP were amended to include appropriate terms to govern the LTCIP awards. We contributed the foregoing amounts to trusts established for the purpose of holding funds to satisfy our obligations under the LTCIP awards.

Management Equity Provisions of 1993 Incentive Plan

     In August 1995, the Committee approved stock purchase awards under the Management Equity Provisions (“MEP”) of our 1993 Incentive Plan. We received commitments for the purchase of 888,000 shares (the “Purchased Shares”). Each purchaser was also granted the right to receive a contingent restricted stock award covering a number of shares equal to the number of shares he had purchased based upon attainment of increases in shareholder value in accordance with the plan.

     In November 1995, each then participating member of the MEP group entered into a Voting Agreement pursuant to which each member agreed to vote all of his Purchased Shares and contingent restricted stock awarded pursuant to the MEP in accordance with the determination of the holder of a majority of all of the Purchased Shares and contingent restricted stock held by the purchasers. To effect the foregoing, each of the members delivered an irrevocable proxy to Mr. Ira B. Lampert. In February 1997, the Voting Agreement and the irrevocable proxies were amended and restated to govern the options to purchase shares of our common stock (“Option Shares”) awarded to the then members of the MEP group in December 1996 in lieu of the contingent restricted stock.

     During fiscal 2006, the MEP group consisted of Mr. Ira B. Lampert and Mr. Keith L. Lampert, our former Executive Vice President and Chief Operating Officer. The MEP was terminated on November 16, 2006 and Mr. Ira B. Lampert relinquished the voting proxy he held to vote the 21,000 Purchased Shares held by Mr. Keith Lampert. In April 2007, Mr. Ira B. Lampert purchased the 21,000 Purchased Shares from Mr. Keith Lampert in a private transaction.

Outstanding Equity Awards at 2007 Fiscal Year-End

     The following table provides information at June 30, 2007 regarding unexercised stock options that we granted to each of our named executive officers.

Outstanding Equity Awards at 2007 Fiscal Year-End

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option
	Options	Options	Exercise	Option
	(#)	(#)	Price	Expiration
Name	Exercisable	Unexercisable	($)	Date
Ira B. Lampert	52,600	—	29.85	4/23/2010
Blaine A. Robinson	3,000	—	27.75	2/10/2013
	400	600 (1)	8.80	9/21/2014
Gerald J. Angeli	13,500	—	29.85	4/16/2010
Urs W. Stampfli	9,000	—	13.75	5/14/2008
	3,733	—	29.85	4/23/2010
Scott L. Lampert	1,800	—	13.83	6/13/2009
	900	—	29.85	9/06/2010
	600	—	27.50	9/16/2011
	160	240 (2)	5.70	3/29/2016
____________________

(1)	These stock options vest in five equal annual installments, with the first installment having vested on August 13, 2005.

(2)	These stock options vest in five equal annual installments, with the first installment having vested on August 1, 2006.

Option Exercises during Fiscal 2007

     The following table provides information regarding stock options that our named executive officers exercised during fiscal 2007.

Option Exercises during Fiscal 2007

	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise
Name	(#)	($)
Ira B. Lampert	75,532	1,511 (1)
Blaine A. Robinson	—	—
Gerald J. Angeli	—	—
Urs W. Stampfli	—	—
Scott L. Lampert	—	—
____________________

(1)

We computed the dollar amount of value realized on exercise by multiplying the number of shares times the difference between the market price of the underlying common stock on the exercise date and the exercise price of the options. The market price was determined by the closing price on the trading day immediately preceding the exercise date.

Pension Benefits

     None of our named executive officers is covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following or in connection with retirement, except for the SERPs, which constitute nonqualified defined contribution plans. The earnings and distributions related to the SERPs during fiscal 2007 are disclosed below under “Nonqualified Deferred Compensation.”

Nonqualified Deferred Compensation

     The table below provides information about nonqualified deferred compensation arrangements with our named executive officers. Please refer to the Narrative Disclosure to Summary Compensation Table – Supplemental Executive Retirement Plans for Named Executive Officers, for a discussion of the SERP accounts of our named executive officers.

Nonqualified Deferred Compensation at 2007 Fiscal Year-End

	Aggregate	Aggregate	Aggregate
	Earnings in	Withdrawals/	Balance at Last
	Last Fiscal Year	Distributions	Fiscal Year End
	($)(1)(2)	($)	($)
Ira B. Lampert	12,680	285,731 (3)	246,709 (5)
Blaine A. Robinson	—	—	—
Gerald J. Angeli	4,253	12,705 (4)	26,655
Urs W. Stampfli	459	94,795 (3)	—
Scott L. Lampert	—	—	—
____________________

(1)	Amounts reflected in this column were not reported as compensation to the named executive officers in our summary compensation table for fiscal year 2007.

(2)	Earnings on nonqualified compensation disclosed in this table are based on the rate of return of the investment options selected by the named executive officer, except that the Company directed the investment of any unvested balances in an account established as a result of the 2002 LTCIP award to Mr. Ira Lampert in accordance with its cash investment policy.

(3)	Represents distributions of the principal that vested during fiscal 2007 and accumulated interest under awards approved on August 6, 2003 under the 2002 LTCIP in effect for the performance period comprising fiscal years 2002 and 2003. The 2002 LTCIP awards made to Messrs. Lampert and Stampfli for this performance period were in the form of contingent non-elective deferred compensation to be earned over three years and governed by terms and conditions of their respective SERPs. See Executive Employment Arrangements, “Deferred Long-Term Compensation,” above.

(4)	Represents distributions from Mr. Angeli’s SERP of the principal that vested during fiscal 2007 and accumulated interest thereon in connection with deferrals of Mr. Angeli’s salary.

(5)	This amount represents the principal of the third and final installment of Mr. Lampert’s 2002 LTCIP award plus interest accumulated as of June 30, 2007 that was deferred under his SERP. The amount was distributed to Mr. Lampert as of August 6, 2007 with any additional interest for the period July 1, 2007 through the distribution date.

Potential Payments upon Termination or Change in Control

Ira B. Lampert

     The compensation due Mr. Lampert in the event of the termination of his employment agreement with us varies depending on the nature of the termination.

     Termination upon Death or Disability. Mr. Lampert’s employment agreement provides that if his employment with us is terminated by reason of death or disability, Mr. Lampert or his legal representative would be entitled to receive, in addition to accrued compensation (including, without limitation, any earned but unpaid bonus or long-term incentive awards, any amount of base salary accrued or earned but unpaid, any deferred compensation earned but unpaid, any accrued but unused vacation pay and unreimbursed business expenses (the “Accrued Amounts”)), his base salary for the scheduled balance of the term (payable in the case of death in a lump sum), a prorated bonus for the year in which the death or disability occurred, and any other or additional benefits owed to Mr. Lampert under our then applicable employee benefit plans or policies, subject in the case of disability to offset against the base salary payment by the amount of any disability benefits provided to him by us or under any disability insurance that we provide or pay for.

     Under Mr. Lampert’s employment agreement, “disability” is defined as his inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities under the employment agreement for a period of 180 consecutive days or for 180 days during a 365-day period.

     If we had terminated Mr. Lampert’s employment with us by reason of death on June 30, 2007, Mr. Lampert or his legal representative would have received from us a lump-sum payment in the amount of $2,121,957.

     If we had terminated Mr. Lampert’s employment with us due to disability on June 30, 2007, Mr. Lampert would have received from us over the balance of his employment term payments in accordance with our regular payroll practices in the amount of $921,957.

     Termination for Cause or Resignation. If we terminate Mr. Lampert’s employment for cause, or he voluntarily resigns, he will only receive the Accrued Amounts and benefits provided in benefit plans. Under Mr. Lampert’s employment agreement, “cause” is defined as: (i) Mr. Lampert is convicted of a crime involving moral turpitude (excluding offenses such as driving while intoxicated); or (ii) Mr. Lampert (A) perpetrates a fraud upon the Company or (B) materially breaches his employment agreement which causes, in the case of clause (B), material economic harm to the Company.

     If we had terminated Mr. Lampert’s employment for cause or he resigned voluntarily on June 30, 2007, Mr. Lampert would have received from us a lump-sum payment in the amount of $321,957.

     Termination or Constructive Termination without Cause. If we terminate Mr. Lampert’s employment with us without cause or if there is a constructive termination without cause, Mr. Lampert would be entitled to receive the Accrued Amounts, his base salary and continuation of his benefits (or the economic equivalent of such benefits), the additional life and disability insurance and certain perquisites for the scheduled balance of the term and for an additional 12 months thereafter, and a prorated bonus for the year in which the termination occurred.

     Under the terms of Mr. Lampert’s employment agreement, “constructive termination without cause” is defined as a termination of Mr. Lampert’s employment at his initiative following the occurrence, without his prior written consent, of one or more of the following events (except in consequence of a prior termination): (i) a reduction in or elimination of (A) Mr. Lampert’s then current annual base salary, (B) his bonus opportunity for which he is eligible, or (C) his opportunity for any long-term incentive award for which he is eligible under his employment agreement or the termination or material reduction of any employee benefit or perquisite he enjoys; (ii) the failure to elect or reelect Mr. Lampert to any of the positions described in the employment agreement or his removal, without cause, from any such position; (iii) a material diminution in Mr. Lampert’s duties as our Chairman and CEO or the assignment to Mr. Lampert of duties which are materially inconsistent with such duties or which materially impair Mr. Lampert’s ability to function as our Chairman and CEO; (iv) the failure to continue Mr. Lampert’s participation in any incentive compensation plan for which he is eligible unless a plan providing a substantially similar opportunity is substituted; (v) the relocation of our principal office, or Mr. Lampert’s own office location as assigned to him by us, to a location more than 50 miles from Hollywood, Florida; or (vi) our failure to obtain the assumption in writing of our obligation to perform the employment agreement by any successor to all or substantially all of our assets within 45 days after the merger, consolidation, sale or similar transaction resulting in such succession, provided that Mr. Lampert may not treat such failure as a constructive termination without cause unless such failure is not cured within 10 days after receipt of notice thereof by such successor from Mr. Lampert.

     The relocation of our principal office from New Jersey to Florida resulted in an amendment to Mr. Lampert’s employment agreement dated August 25, 1998 that provided him with relocation expenses estimated to be $15,000 and continuation of the partial reimbursement of his housing costs of $4,000 per month.

     If we had terminated Mr. Lampert’s employment with us without cause or if there had been a constructive termination without cause on June 30, 2007, Mr. Lampert would have received payments in accordance with our regular payroll practices in the amount of $3,717,580, payable for the scheduled balance of his employment term and for an additional 12 months thereafter.

     Termination following a Change in Control. Under the terms of Mr. Lampert’s employment agreement, a “change in control” is defined as the occurrence of any one of the following events: (i) any “person,” as such term is used in Sections 3(a)(9) and 13(d) of the Exchange Act (other than Mr. Lampert), becomes a “beneficial owner,” as such term is used in Rule 13d-3 promulgated under the Exchange Act, of 25% or more of our voting shares; (ii) the majority of our Board consists of individuals other than “incumbent directors,” which term means the members of the Board on the date of Mr. Lampert’s employment agreement; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by two-thirds of the directors who then comprised the “incumbent directors” will be considered to be an “incumbent director”; (iii) we adopt any plan of liquidation providing for the distribution of all or substantially all of our assets; (iv) all or substantially all of the assets of our business are disposed of pursuant to a merger, consolidation or other transaction (unless our shareholders immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned our voting shares, the voting shares or other ownership interests of the entity or entities, if any, that succeed to our business); or (v) we combine with another company and we are the surviving corporation but, immediately after the combination, our shareholders immediately prior to the combination hold, directly or indirectly, 50% or less of the voting shares of the combined company (there being excluded from the number of shares held by such shareholders, but not from the voting shares of the combined company, any shares received by affiliates of the other company in exchange for stock of such other company).

     If a termination without cause or constructive termination followed a change in control of the Company, Mr. Lampert would be entitled to receive the salary continuation benefit as a lump-sum payment without any discount. In addition, subject to limited exceptions, any benefits, including options, in which he is not at such time fully vested would become fully vested and any options would remain exercisable for the full stated term of the option. If the severance payments to Mr. Lampert under his employment agreement follow a change in control and, together with other amounts paid to Mr. Lampert, exceed certain threshold amounts and are determined to constitute a parachute payment (as defined in Section 280G(b)(2) of the Internal Revenue Code), Mr. Lampert is to receive an additional amount to cover the federal excise tax with respect thereto on a “grossed up” basis.

     Under the terms of Mr. Lampert’s employment agreement, as amended to date, if a change in control of the Company occurs and Mr. Lampert remains employed by us thereafter, we will be obligated to pay Mr. Lampert $500,000 within 30 days after the date of the change in control and annually during the remaining term of his employment with us on the first business day of each calendar year following the change of control.

     If a change in control had occurred on June 30, 2007 that resulted in the termination of Mr. Lampert’s employment with us, he would have received a lump-sum payment in the amount of $3,717,580.

Blaine A. Robinson

     Under the terms of Mr. Robinson’s employment agreement, as amended to date, he will receive severance payments consisting of four months’ annual base salary and his automobile allowance if we terminate his employment at any time without cause. “Cause” is defined as: (i) continued failure to obey reasonable instructions of the person(s) to whom Mr. Robinson reports; (ii) continued neglect of duties and responsibilities; (iii) willful misconduct; (iv) fraud or dishonesty; (v) any action in bad faith that is to our detriment and/or the detriment of any of our subsidiaries or affiliates; or (vi) failure to comply with any of the non-compete provisions or our Code of Conduct annexed as exhibits to the employment agreement. If Mr. Robinson’s employment terminates for any reason at all, voluntarily or involuntarily, benefits provided to him will terminate as of the last day of employment, unless otherwise specified in any employee benefit plan or unless otherwise required by law.

     If we had terminated Mr. Robinson’s employment on June 30, 2007, he would have received payments in accordance with our regular payroll practices in the amount of $76,333.

Gerald J. Angeli

     Mr. Angeli’s employment agreement can be terminated by him or by us for any reason or no reason upon providing three months’ written notice to the other party. The agreement provides that if the termination is effective before such notice period expires, we are required to pay Mr. Angeli his base salary for the remainder of the notice period. Additionally, as consideration for the non-competition covenants set forth in his employment agreement, Mr. Angeli is entitled to receive up to 12 months’ base salary, payable in accordance with our regular payroll practices, but in no event shall the combination of notice and non-compete payments exceed 12 months’ base salary.

     If Mr. Angeli’s employment terminates for cause, he is not entitled to receive any severance payment. Under the terms of Mr. Angeli’s employment agreement, “cause” is defined as: (i) continued failure to obey reasonable instructions of the person(s) to whom Mr. Angeli reports; (ii) continued neglect of duties and responsibilities; (iii) willful misconduct; (iv) fraud or dishonesty; (v) any action in bad faith that is to our detriment and/or the detriment of any of our subsidiaries or affiliates; or (vi) failure to comply with any of the non-compete provisions or our Code of Conduct annexed as exhibits to the employment agreement.

     If Mr. Angeli’s employment terminates for any reason at all, voluntarily or involuntarily, benefits provided to him will terminate as of the last day of employment, unless otherwise specified in any employee benefit plan or unless otherwise required by law.

     If we had terminated Mr. Angeli’s employment without cause by providing him notice on June 30, 2007, he would have received payments in accordance with our regular payroll practices totaling $275,000. If Mr. Angeli had notified us of his desire to terminate his employment with us on June 30, 2007 and his termination was effective immediately, he would have received a payment equal to $68,750 in lieu of the three months’ notice. If the termination had been effective at any time during the notice period, his payment in lieu of three month’s notice would have been prorated accordingly.

Urs W. Stampfli

     Under the terms of Mr. Stampfli’s employment agreement, if we terminate his employment at any time without cause, or if Mr. Stampfli terminates his employment after the stated term of his employment agreement, he is entitled to severance payments equal to twelve months consisting of his then base salary and automobile allowance, payable in installments in accordance with our regular payroll practices. “Cause” is defined under Mr. Stampfli’s employment agreement as: (i) continued failure to obey reasonable instructions of the person(s) to whom Mr. Stampfli reports; (ii) continued neglect of duties and responsibilities; (iii) willful misconduct; (iv) fraud or dishonesty; (v) any action in bad faith which is to our detriment and/or the detriment of any of our subsidiaries or affiliates; or (vi) failure to comply with any of the non-compete provisions or our Code of Conduct annexed as exhibits to the employment agreement.

     If we had terminated Mr. Stampfli’s employment without cause on June 30, 2007, he would have received payments in accordance with our regular payroll practices totaling $287,000.

Scott L. Lampert

     Under the terms of Mr. Scott Lampert’s employment agreement, as amended to date, he will receive severance payments consisting of four months’ annual base salary and automobile allowance if we terminate his employment at any time without cause. “Cause” is defined as: (i) continued failure to obey reasonable instructions of the person(s) to whom Mr. Lampert reports; (ii) continued neglect of duties and responsibilities; (iii) willful misconduct; (iv) fraud or dishonesty; (v) any action in bad faith which is to our detriment and/or the detriment of any of our subsidiaries or affiliates; or (vi) failure to comply with any of the non-compete provisions or our Code of Conduct annexed as exhibits to the employment agreement. If Mr. Lampert’s employment terminates for any reason at all, voluntarily or involuntarily, benefits provided to him will terminate as of the last day of employment, unless otherwise specified in any employee benefit plan or unless otherwise required by law.

     If we had terminated Mr. Lampert’s employment on June 30, 2007 without cause, he would have received payments in accordance with our regular payroll practices in the amount of $76,333.

Beneficial Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information as of October 3, 2007 about the beneficial ownership of our common stock by: (i) each person or group who we know beneficially owns more than 5% of our common stock; (ii) each director; (iii) each named executive officer; and (iv) all directors and executive officers as a group.

	Amount and Nature of		Percent
Name of Beneficial Owner	Beneficial Ownership(1)		of Class (1)
(i) Beneficial Owners of More Than 5% of the Common Stock
MT Trading LLC, Sondra Beit, RH Trading LLC and
LTC Racing LLC as a group	1,370,342	(2)	23.2%
c/o MT Trading LLC
530 Silas Deane Highway, Suite 130
Wethersfield, CT 06109
MT Trading LLC	1,107,614	(2)	18.7%
530 Silas Deane Highway, Suite 130
Wethersfield, CT 06109
Dimensional Fund Advisors Inc.	345,951	(2)	5.9%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
(ii) Directors
Ira B. Lampert	585,641	(3)	9.8%
Ronald S. Cooper	7,800	(4)	*
Morris H. Gindi	8,200	(4)(5)	*
William J. O’Neill, Jr.	5,200	(6)	*
(iii) Named Executive Officers
Gerald J. Angeli	14,700	(7)	*
Scott L. Lampert	3,460	(6)	*
Blaine A. Robinson	3,600	(6)	*
Urs W. Stampfli	12,732	(6)	*
(iv) Directors and executive officers as a group 8 persons)(8)	641,333		10.7%
____________________

*	Indicates less than one percent (1%).

(1)	For purposes of this table, beneficial ownership was determined in accordance with Rule 13d-3 under the Exchange Act based upon information furnished by the persons listed or contained in filings made by them with the SEC; the inclusion of shares as beneficially owned should not be construed as an admission that such shares are beneficially owned for purposes of Section 16 of the Exchange Act. As of October 3, 2007, we had 5,913,610 shares of common stock issued and outstanding. All shares were owned directly with sole voting and investment power unless otherwise indicated.

(2)	Based on information contained in a Form 4 filed with the SEC on November 17, 2005 by MT Trading LLC as to its beneficial ownership at November 16, 2005, a Form 4 filed on November 14, 2005 by LTC Racing LLC as to its beneficial ownership at November 10, 2005, a Form 4 filed with the SEC on October 27, 2005 by RH Trading LLC as to its beneficial ownership at October 25, 2005, a Form 4 filed with the SEC on September 1, 2005 by Sondra Jay Beit as to her beneficial ownership at August 31, 2005, a Schedule 13G/A filed February 9, 2007 by Dimensional Fund Advisors Inc. as to its beneficial ownership at December 31, 2006 and additional discussions between us and MT Trading LLC. The 1,107,614 shares of Common Stock beneficially owned by MT Trading LLC at November 16, 2005 constitute the majority of the 1,370,342 shares beneficially owned by MT Trading LLC and the other members of the group listed first in this footnote.

(3)	Represents: (i) 52,600 shares that may be acquired pursuant to stock options exercisable within 60 days after October 3, 2007; (ii) 527,441 shares owned, as to all of which Mr. Lampert has sole dispositive power; and (iii) 5,600 shares held by a §501(c)(3) charitable trust of which Mr. Lampert is a trustee with voting and dispositive power.

(4)	Includes 5,200 shares that may be acquired pursuant to stock options exercisable within 60 days after October 3, 2007.

(5)	Includes 3,000 shares held by the Notra Trading Inc. Profit Sharing Plan & Trust, a retirement plan of which Mr. Gindi is a co-trustee and participant.

(6)	Represents shares that may be acquired pursuant to stock options exercisable within 60 days after October 3, 2007.

(7)	Includes 13,500 shares that may be acquired pursuant to stock options exercisable within 60 days after October 3, 2007.

(8)	The group is comprised of Messrs. Ira B. Lampert, Cooper, Gindi, O’Neill, Angeli, Robinson, Scott Lampert and Stampfli.

Fiscal Year-End Equity Compensation Plan Information

     The following table sets forth aggregated information concerning our equity compensation plans outstanding at June 30, 2007.

Number of Securities
	Number of Securities		Remaining Available
	to be Issued upon		for Future Issuance
	Exercise of		Under Equity
	Outstanding Options,	Weighted-Average	Compensation Plans
	Warrants and Rights	Exercise Price of	(excluding shares
	Outstanding	Outstanding Options,	reflected in
Plan Category	at FY End (#)	Warrants and Rights	the 1st column)
Equity Compensation Plans
Approved by Shareholders	114,307	$26.56	—
Equity Compensation Plans
Not Approved by Shareholders	89,644	$19.01	150,773
Total	203,951	$23.24	150,773

     At June 30, 2007, we had a total of ten (10) compensation plans under which shares of our common stock were authorized for issuance that were adopted without shareholder approval: (i) the 2002 Incentive Plan for Non-Officer Employees, New Recruits and Consultants (the “First 2002 Incentive Plan”) and the 2002 Incentive Plan for New Recruits (the “Second 2002 Incentive Plan”; collectively with the First 2002 Incentive Plan, the “2002 Plans”); and (ii) eight (8) individual stock option plans, seven (7) of which were issued to employees (two of whom are executive officers) as an inducement to their employment with us and one (1) of which was issued to a consultant as a retention inducement. None of the options issued under any of these plans qualifies as an incentive stock option for federal tax purposes.

     At June 30, 2007, 99,600 and 100,000 shares of our common stock were reserved for issuance pursuant to outstanding options granted under and options available for grant under the First 2002 Incentive Plan and the Second 2002 Incentive Plan, respectively. New recruits (including officers), non-officer employees and consultants in our service are eligible to participate in the First 2002 Incentive Plan. Only new recruits (including officers) are eligible to participate in the Second 2002 Incentive Plan. The 2002 Plans generally provide for the granting of stock, stock options, stock appreciation rights, restricted shares or any combination of the foregoing to eligible participants. Shares subject to any outstanding options under each of these plans which expire or otherwise terminate prior to exercise will be available for subsequent issuance under the plan. Except as otherwise required by law or the plan, the Compensation and Stock Option Committee or the Board determine which eligible individuals are to receive option grants, the number of shares subject to each such grant, the vesting schedule for the option grant, the maximum term for which any granted option is to remain outstanding, and the exercise price. The exercise price may not be less than the fair market value of the option shares on the grant date.

     At June 30, 2007, 40,817 shares of our common stock in the aggregate were reserved for issuance under individual stock option plans that were issued to employees (two of whom are executive officers) as an inducement to their becoming employed by us, and to a consultant as an inducement for his continued services, or were subsequently received by the employee or consultant, in exchange for their inducement option, in connection with a stock option repricing program. These plans were adopted for inducement of new employees and consultants and have substantially the same terms and conditions as options issued under the 2002 Plans. These stock options generally vest in three annual installments beginning on the first anniversary of the employee’s start date or the grant date, have an exercise price equal to the closing price of the Common Stock on the date of grant, and expire ten years after the grant date. For those stock options that were received in exchange for the person’s inducement option, the vesting schedule and expiration date of the inducement option were carried forward into the person’s repriced stock option. The consultant’s stock option began vesting on the date of grant, continued vesting in annual installments and became vested in full on April 24, 2004 since the consultant continued to make his services available to us.

PROPOSAL TWO:

APPROVAL OF THE CONCORD CAMERA CORP. FISCAL 2008 INCENTIVE PLAN

General

     A proposal will be presented at the Annual Meeting to approve the Concord Camera Corp. Fiscal 2008 Incentive Plan (the “Fiscal 2008 Plan”), which was adopted by our Board as of October 24, 2007, subject to approval by our shareholders. The complete text of the Fiscal 2008 Plan is set forth in Appendix C to this proxy statement, and shareholders are urged to review it together with the following information, which is qualified in its entirety by reference to Appendix C.

     The Fiscal 2008 Plan will become effective upon shareholder approval and will continue in effect until the tenth anniversary of the date that the Fiscal 2008 Plan is approved by our shareholders. The Fiscal 2008 Plan is designed so that performance-based nonqualified stock options would generally not be subject to the tax deduction limits of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

     The purpose of this proposal is to request shareholder approval of the material terms of the Fiscal 2008 Plan in order to achieve application of the qualified performance-based compensation exception to the Section 162(m) deduction limitation and to comply with the shareholder approval requirements of NASDAQ Rule 4350(i). Approval of this proposal will ensure that we are able to receive tax deductions for the full amount of performance-based compensation paid to our executive officers in the form of nonqualified stock options under the Fiscal 2008 Plan One of the requirements for performance-based compensation is that our shareholders must approve the material terms of the performance-based compensation. The material terms that must be approved include (1) the employees eligible to receive the performance-based compensation, (2) the objectives under which the performance-based compensation will be determined, and (3) the maximum amount of performance-based compensation that could be paid to any executive in a fiscal year.

     The following is a summary of the material terms of the Fiscal 2008 Plan.

Description of the Fiscal 2008 Plan

Purpose

     The purpose of the Fiscal 2008 Plan is to attract and retain and provide incentives to eligible participants of the Company and to thereby increase overall shareholders’ value.

Eligibility

     The Fiscal 2008 Plan provides that any one of our executive officers, other than our current CEO, who voluntarily opted not to receive awards under the Fiscal 2008 Plan, or an executive officer of one of our subsidiaries selected by the Compensation and Stock Option Committee (the “Committee”) is eligible to receive an award under the Fiscal 2008 Plan. This group currently consists of four persons.

Awards

     The Fiscal 2008 Plan generally provides for grants of nonqualified stock options to purchase shares of our common stock, stock appreciation rights, restricted shares, unrestricted shares of our common stock, performance-based nonqualified stock options, other stock-based awards that are related to or serve a similar function to the foregoing awards, or any combination of the foregoing.

     (a) Nonqualified Stock Options. The Committee may grant awards of stock options that will not comply with the requirements of Section 422 of the Code for incentive stock options. The exercise price of such nonqualified stock options will be set by the Committee and stated in the award agreement and may not be less than 100% of fair market value of the underlying shares of our common stock on the date of grant.

     (b) Stock Appreciation Rights (“SARs”). The Committee may award SARs together with stock options under the Fiscal 2008 Plan. Generally, SARs permit the holder to receive an amount (in cash, shares of common stock or a combination thereof) equal to the excess of the fair market value of a share of common stock on the date the option is surrendered over the option price set forth in the award agreement.

     (c) Restricted Shares. The Committee may award shares of our common stock that are subject to forfeiture until such restrictions, terms and conditions that the Committee may impose are fulfilled.

     (d) Dividends or Dividend Equivalents. The Committee may grant a right to receive dividends or their equivalent in value in shares of our common stock, cash or in a combination of both with respect to any new or previously granted award under the Fiscal 2008 Plan.

     (e) Stock Awards. A participant may receive an unrestricted transfer of ownership of shares of our common stock.

     (f) Performance Awards. The Committee may award to any participant performance-based nonqualified stock options to purchase up to 50,000 shares of our common stock during a fiscal year. Such an option would vest only upon achievement of certain performance targets set by the Committee in accordance with Code Section 162(m). Section 162(m) prevents a publicly held corporation from claiming tax deductions for annual compensation in excess of $1,000,000 to certain of its senior executives. The executives subject to the limitations of Section 162(m) include any individual who, as of the last day of the corporation’s taxable year, is the corporation’s chief executive officer or among the four most highly compensated officers other than the chief executive officer. Compensation is exempt from this limitation if it is qualified “performance-based compensation.”

     (g) Other Stock-Based Awards. The Committee may grant other stock-based awards in such amount and upon such terms and conditions as determined by the Committee. Such awards many include the grant of shares of our common stock based on certain conditions, the payment of cash based on the performance of our common stock and the grant of securities convertible into shares of common stock.

Shares Subject to the Fiscal 2008 Plan

     The aggregate number of shares of our common stock that may be subject to awards under the Fiscal 2008 Plan, subject to adjustment upon a change in capitalization, is 400,000 shares. Such shares of common stock may be authorized, but unissued, or reacquired, shares of common stock. Shares of common stock that were subject to Fiscal 2008 Plan awards and expire or become unexercisable without having been exercised in full will become available for future awards under the Fiscal 2008 Plan. On October 3, 2007, the closing price of our common stock on the NASDAQ Global Market was $3.05.

Administration

     The Fiscal 2008 Plan will be administered by the Committee, which is comprised of not less than two members who shall be (i) “Non-Employee Directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Exchange Act; (ii) “outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Code; and (iii) “independent directors” as defined under the applicable rules of the NASDAQ Global Market or the SEC. Subject to the provisions of the Fiscal 2008 Plan, the Committee has the power to select the eligible participants and to determine the terms of each award granted, including vesting schedules, price, restriction or option period, dividend rights, post-retirement and termination rights, payment alternatives, such as cash, stock, contingent awards or other means of payment consistent with the purpose of the Fiscal 2008 Plan, and such other terms and conditions as the Committee deems appropriate. The Committee reserves the right to amend, suspend or terminate the Fiscal 2008 Plan at any time, subject to the rights of participants with respect to any outstanding awards. No amendment of the Fiscal 2008 Plan may be made without approval of our shareholders if the amendment will: (i) increase the total number of shares which may be issued under the Fiscal 2008 Plan; (ii) increase the maximum number of shares with respect to stock options, SARs and other awards that may be granted to any individual under the Fiscal 2008 Plan; (iii) change the types of factors on which performance-based awards are to be based under the Fiscal 2008 Plan; (iv) modify an award to reduce the exercise price thereof or to substitute an award at a lower price in exchange for the higher price award; (v) modify the Fiscal 2008 Plan in any way that would require shareholder approval under any regulatory requirement that the Committee determines applicable; or (vi) modify the requirements as to eligibility for participation in the Fiscal 2008 Plan.

General Terms and Conditions of Awards

     Each award granted under the Fiscal 2008 Plan is evidenced by a written agreement between the grantee and us and shall contain provisions for vesting, exercisability, permissible payment options for the exercise price and/or any and all withholding taxes, etc., and shall also be subject to the following general terms and conditions:

     (a) Assignability. Generally, an award granted under the Fiscal 2008 Plan is not transferable by the grantee, other than by will or the laws of descent and distribution, and is exercisable during the grantee’s lifetime only by the grantee. In the event of the grantee’s death, an option or SAR may be exercised by a person who acquires the right to exercise the award by bequest or inheritance. If expressly permitted by the award agreement, stock options may be assigned to family members of the optionee or trusts or partnerships in which the participants or beneficiaries are limited to the optionee and/or such family members.

     (b) Termination of Employment. The Committee shall determine the disposition of an award under the Fiscal 2008 Plan if a participant retires, is disabled, dies or the participant’s employment is otherwise terminated.

     (c) Payments by Participants. The Committee may determine that awards for which a payment may be due from the participant may be payable by check, bank draft or money order payable to the order of the Company; pursuant to a “cashless exercise”; by a combination of the foregoing; or by such other methods that the Committee may deem appropriate.

Performance-Based Awards

     Any stock options awarded under the Fiscal 2008 Plan may be granted in a manner such that the award qualifies for the performance-based compensation exemption of Section 162(m) of the Code (“Performance-Based Awards”). As determined by the Committee in its sole discretion, either the granting or vesting of such Performance-Based Awards will be based upon the achievement of various key performance indicators in one or more business criteria that apply to the individual participant, one or more business units or the Company as a whole. The business criteria shall be as follows, individually or in combination: return on equity, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, return on equity, earnings before interest and taxes, EBITDA, EBITDA minus capital expenditures, sales or sales growth, customer or customer growth, revenue or revenue growth, gross margin return on investment, increase in the fair market value of common stock, share price (including, but not limited to, growth measures and total shareholder return), operating profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), inventory turns, financial return ratios, total return to stockholders, market share, earnings measures/ratios, economic value added (EVA), balance sheet measurements such as receivable turnover, internal rate of return, increase in net present value, or expense targets, customer satisfaction surveys and productivity; each as determined in accordance with generally accepted accounting principles, where applicable, as consistently applied by the Company. Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices.

     With respect to Performance-Based Awards, the Committee shall establish in writing, (x) the goals applicable to a given period and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained, and (y) the individual employees or class of employees to which such performance-based goals apply, no later than 90 days after the commencement of such period (but in no event after 25% of such period has elapsed). No Performance-Based Award shall be payable to, or vest with respect to, as the case may be, any participant for a given fiscal period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

Adjustment upon Changes in Capitalization

     In the event of changes in our outstanding common stock because of any stock splits, reverse stock splits, stock dividends, combination or reclassification or other change in our capital structure, our Board will make an appropriate adjustment in: (i) the number of shares of common stock subject to the Fiscal 2008 Plan; (ii) the number of shares of common stock subject to any award outstanding under the Fiscal 2008 Plan; and (iii) the price of any such outstanding award.

Federal Income Tax Consequences

     As previously stated, pursuant to the Fiscal 2008 Plan, we may grant nonqualified stock options,stock appreciation rights, restricted shares, dividends or dividend equivalents, stock awards, performance-based nonqualified stock options or other stock-based awards.

     An optionee will not recognize any taxable income at the time he or she receives a nonqualified stock option grant. However, upon exercise of the nonqualified stock option, the optionee will recognize ordinary taxable income generally measured as the excess of the fair market value of the shares purchased on the date of exercise over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also our employee will be subject to withholding tax. Upon the sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the stock option will be treated as long-term or short-term capital gain or loss, depending on the holding period. We will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonqualified stock option.

     With respect to stock awards and stock appreciation rights that may be settled either in cash or in shares of our common stock that are either transferable or not subject to a substantial risk of forfeiture under Section 83 of the Code, the grantee will realize ordinary taxable income, subject to tax withholding, equal to the amount of the cash or the fair market value of the shares of common stock received. We will be entitled to a deduction in the same amount and at the same time as the compensation income is received by the participant.

     With respect to restricted shares of common stock that are both nontransferable and subject to a substantial risk of forfeiture the participant will realize ordinary taxable income equal to the fair market value of the shares of common stock at the first time the shares of common stock are either transferable or not subject to a substantial risk of forfeiture. We will be entitled to a deduction in the same amount and at the same time as the ordinary taxable income is realized by the grantee.

     The Fiscal 2008 Plan allows a participant to satisfy tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to pay cash or, if the award agreement permits, to have shares withheld.

     We will be entitled to a tax deduction for performance-based compensation in connection with an award only in an amount equal to the ordinary income realized by the participant and at the time the participant recognizes such income, and if applicable withholding requirements are met. In addition, Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to our chief executive officer and to each of our four other most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if it complies with certain conditions imposed by rules under Code Section 162(m) (including the establishment of a maximum number of shares with respect to which awards may be granted to any one employee during one year) and if the material terms of such compensation are disclosed to and approved by our shareholders. We have structured the Fiscal 2008 Plan with the intention that compensation resulting from certain awards under the Fiscal 2008 Plan can qualify as “performance-based compensation” and, if so qualified, would be deductible. Such continued treatment is subject to, among things, approval of the Fiscal 2008 Plan by our shareholders; accordingly, we are seeking such approval.

     The foregoing is only a summary of the effect of federal income taxation upon the participant and us with respect to the grant and exercise of awards under the Fiscal 2008 Plan, does not purport to be complete, and does not discuss the tax consequences of the participant’s death or the income tax laws of any municipality, state or foreign country in which a grantee may reside.

New Plan Benefits under the Fiscal 2008 Plan

     Because future awards under the Fiscal 2008 Plan will be granted at the discretion of the Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time. Information regarding our recent practices with respect to incentive awards and share-based compensation under existing plans is presented in the “Summary Compensation Table” and these related tables: “Outstanding Equity Awards at 2007 Fiscal Year-End,” and “Option Exercises during Fiscal 2007,” elsewhere in this proxy statement, and in our financial statements for the fiscal year ended June 30, 2007, in the 2007 Annual Report on Form 10-K that accompanies this proxy statement.

     If shareholders decline to approve the Fiscal 2008 Plan, no awards will be granted under the Fiscal 2008 Plan, but awards may continue to be granted under our other compensation plans.

     Our Board recommends a vote FOR approval of the Fiscal 2008 Plan and it is intended that proxies not marked to the contrary will be so voted. Approval of the Fiscal 2008 Plan requires the affirmative vote of a majority of the voting shares present or represented and entitled to vote at the Annual Meeting.

PROPOSAL THREE:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     BDO Seidman, LLP (“BDO Seidman”), an independent registered public accounting firm, was appointed by the Audit Committee to audit our financial statements for fiscal 2008. We expect that a representative of BDO Seidman will attend the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

     The following table presents fees for professional audit services provided by BDO Seidman for the audit of our annual financial statements during fiscal 2007 and fiscal 2006 (in thousands):

	FY 2007	FY 2006
Audit Fees	$453	$770
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$453	$770

     Audit Fees included fees for services rendered for the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly reports on Form 10-Q, and consents and other services normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.

     Audit-Related Fees would principally include fees for due diligence in connection with potential transactions and accounting consultations.

     Tax Fees would include fees for services rendered for tax compliance, tax advice and tax planning. We obtain these types of services from a professional services firm other than BDO Seidman.

     All Other Fees would include fees for all other services rendered to us that do not constitute Audit Fees, Audit-Related Fees or Tax Fees.

     In considering the nature of the services provided by BDO Seidman, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with BDO Seidman and management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Approval Policy

     All services rendered by our independent auditors are pre-approved by the Audit Committee in accordance with our Audit and Non-Audit Pre-Approval Policy for independent auditor services and are monitored both as to spending level and work content by the Audit Committee to maintain the appropriate objectivity and independence of the core service of the independent registered public accounting firm, which is the audit of our consolidated financial statements. Under the policy, the terms and fees of annual audit services, and any changes thereto, must be approved by the Audit Committee.

     The policy also sets forth detailed pre-approved categories of other audit, audit-related and other non-audit services that may be performed by our independent auditors during the fiscal year, subject to the dollar limitations set by the Audit Committee. The Audit Committee may, in accordance with the policy, delegate to any of its members the authority to approve audit and non-audit services to be performed by the independent auditors. Any Audit Committee member who exercises this delegated authority must report any approval decisions to the Audit Committee at its next scheduled meeting. The foregoing pre-approval requirements are subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to completion of the audit.

     The Board is seeking shareholder ratification of its selection of BDO Seidman. If shareholders do not ratify the appointment of BDO Seidman as our independent registered public accounting firm for fiscal 2008 at the Annual Meeting, the Audit Committee may reconsider the selection.

     Our Board recommends a vote FOR the ratification of the appointment of BDO Seidman as our independent registered public accounting firm for fiscal 2008. Ratification of the appointment of BDO Seidman as our independent registered public accounting firm for fiscal 2008 requires the affirmative vote of a majority of the votes cast by the holders of shares present or represented and entitled to vote at the Annual Meeting.

OTHER INFORMATION

Shareholder Proposals for the 2008 Annual Meeting

     Pursuant to Rule 14a-8 under the Exchange Act, our shareholders may present proper proposals for inclusion in our proxy statement and form of proxy and for consideration at the next annual meeting by submitting their proposals to us in a timely manner. Any shareholder of the Company who wishes to present a proposal for inclusion in the proxy statement and form of proxy for action at the 2008 annual meeting of shareholders (the “2008 Annual Meeting”) must comply with our By-Laws and the rules and regulations of the SEC, each as then in effect. Such proposals must be mailed to us at our offices at 4000 Hollywood Boulevard, Presidential Circle – 6th Floor, North Tower, Hollywood, Florida 33021, attention: Secretary. Under the rules of the SEC, any shareholder proposal intended to be presented at the 2008 Annual Meeting must be received no later than July 1, 2008 in order to be considered for inclusion in our proxy statement and form of proxy relating to such meeting. If a shareholder notifies us of an intent to present a proposal at the 2008 Annual Meeting at any time after September 14, 2008 (and for any reason the proposal is voted on at that meeting), it will be considered untimely and our proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in our proxy materials.

Expenses of Solicitation

     We will bear the cost of this proxy solicitation. In addition to the use of the mails, some of our regular employees, without additional remuneration, may solicit proxies personally or by telephone or facsimile. Athough we have not retained a third-party solicitation firm as of the date of this proxy statement, we may determine in the future to retain such a firm and in such case we will bear the cost of such solicitation. We will reimburse brokers, dealers, banks, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding solicitation materials to beneficial owners of our common stock.

Other Business

     As of the date of this proxy statement, the Board knows of no business to be presented at the Annual Meeting other than as set forth in this proxy statement. If other matters properly come before the Annual Meeting, or any of its adjournments, the persons named as proxies will vote on such matters in their discretion.

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF
CONCORD CAMERA CORP.

I. Purpose

     The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Concord Camera Corp. (the “Company”) to assist the Board in fulfilling its oversight responsibilities with respect to: (1) the integrity of the financial statements of the Company; (2) the independent auditor’s qualifications and independence; (3) the performance of the Company’s independent auditor and the audits of the Company’s financial statements; (4) the adequacy of the Company’s accounting and financial reporting processes and systems of internal accounting and financial controls; and (5) the Company’s compliance with ethics policies and legal and regulatory requirements. The Committee will fulfill these responsibilities by carrying out the activities enumerated in Section III of this Charter. The Committee shall report to the Board with respect to such matters and initiate and/or approve appropriate changes in any or all of these areas when necessary.

II. Committee Membership

     The Committee shall consist of no fewer than three directors, each of whom shall: (1) meet the independence and experience requirements of the NASDAQ Global Market listing standards, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the United States Securities and Exchange Commission (the “Commission”); and (2) have not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. At least one member of the Committee shall in the judgment of the Board be an “audit committee financial expert” as defined by the rules of the Commission and at least one member (who may also serve as the financial expert) shall, in the judgment of the Board, have the accounting or related financial management expertise required by the listing standards of the NASDAQ Global Market. All members of the Committee shall in the judgment of the Board have, at the time of his or her appointment to the Committee, a working familiarity with basic finance and accounting practices and the ability to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

III. Committee Authority and Responsibilities

     The Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Committee.

     The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting. The Committee shall promptly report the approval of any permitted non-audit services to management for disclosure in the Company’s periodic reports.

     The Committee shall have the authority, to the extent it deems necessary or appropriate to carry out its duties, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of: (i) compensation to the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any advisors employed by the Committee; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

     The Committee shall review management’s budget and plan for each fiscal year.

     The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

     The Committee, as required by applicable law, rules or regulations and otherwise to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.	Review with management and the independent auditor the financial statements and disclosures made in Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards including matters relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management. Recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

2.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements, including disclosures made in MD&A, prior to the filing of its quarterly reports on Form 10-Q, including the results of the independent auditor’s reviews of the quarterly financial statements and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards.

3.	Prepare the report required by the rules of the Commission to be included in the Company’s annual proxy statement.

4.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

5.	Review and discuss regular reports from the independent auditor on:

(a) all critical accounting policies and practices to be used;

(b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

(c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

6.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made). The Committee, in its sole discretion, may delegate responsibility for these discussions to the Chairman of the Committee.

7.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as any off-balance sheet structures on the Company’s financial statements.

8.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

9.	Review disclosures made to the Committee by the Company’s CEO and Principal Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

10.	Obtain and review a report from the independent auditor at least annually regarding all relationships between the independent auditor and the Company. Evaluate the qualifications, performance, objectivity and independence of the independent auditor, including considering whether the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management. The Committee shall present its conclusions with respect to the independent auditor to the Board.

11.	Obtain and review the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discuss with the independent auditor the independent auditor’s independence.

12.	Review with the independent auditor its policy regarding the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

13.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

14.	Meet with the independent auditor and financial management of the Company prior to the audit to discuss the planning and staffing of the audit, the scope of the prospective audit and the audit procedures to be utilized, the estimated fees therefore and such other matters pertaining to the audit as the Committee may deem appropriate. At the conclusion thereof, review the audit, including any comments or recommendations made by the independent auditor.

Compliance Oversight Responsibilities

15.	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

16.	Review and approve all related party transactions in accordance with the listing standards of the NASDAQ Global Market.

17.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

18.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

19.	Investigate such matters as it deems appropriate in connection with fulfilling its duties and responsibilities.

IV. Meetings; Reports to the Board

     The Committee shall meet as often as it deems necessary, but not less frequently than quarterly. The Committee shall meet periodically with the Principal Financial Officer and the independent auditor in separate executive sessions. The purpose of the meetings in executive session is for the Committee to independently receive input on: (i) the adequacy of financial and operating controls; (ii) the capabilities of financial, accounting and auditing personnel, and the sufficiency of resources devoted by the Company in the financial and accounting areas; (iii) the appropriateness of accounting principles utilized by the Company; and (iv) the level of cooperation given to the independent auditors by the Company. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Committee shall make regular reports to the Board and shall submit to the Board the minutes of all meetings of the Committee or otherwise communicate to the Board the matters discussed at each of the Committee’s meetings, including any disclosures needed to be made as a result of the Committee’s meetings in executive session.

V. Limitation of Audit Committee’s Role

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

CHARTER OF THE
COMPENSATION AND STOCK OPTION
COMMITTEE OF THE BOARD OF DIRECTORS
OF
CONCORD CAMERA CORP.

Purpose

     To review and report to the Board of Directors of Concord Camera Corp. (the “Company”) regarding the performance and development of the Company’s senior management in achieving corporate goals and objectives, and to assure that senior executives of the Company are compensated effectively in a manner consistent with the strategy of the Company and competitive practices. Toward that end, the Compensation and Stock Option Committee (hereinafter, the “Committee”) shall oversee the Company’s compensation and personnel policies, programs and plans for senior executives of the Company, including those regarding management development and succession, and advise on the setting of compensation for senior executives whose compensation is not otherwise set by the Committee.

Membership/Qualifications

     The Committee shall be comprised of two or more directors, all of whom in the judgment of the Board of Directors shall be: (i) Independent Directors as defined in the applicable NASDAQ stock market rules (as the same may be amended from time to time); and (ii) “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Oversight Areas

  Compensation of directors, the Chief Executive Officer (the “CEO”) and other senior officers who are “officers” of the Company for purposes of Section 16 of the Exchange Act (“Section 16 Officers”), and any officer, employee or agent having a familial relationship to the CEO
  (The full Board must approve compensation of directors and typically will approve compensation of the CEO, and any officer, employee or agent having a familial relationship to the CEO.)

  Compensation strategy for Section 16 Officers

  Compensation policies and programs for Section 16 Officers

  Establishment of annual and long-term performance goals and objectives for Section 16 Officers and evaluation of performance in light of approved performance goals and objectives

  Management development and succession

  Employee benefit plans for Section 16 Officers

  Administration of stock plans, stock option plans, non-employee director stock plans, and other officer and director compensation arrangements

     The Committee may, in its sole discretion, employ a compensation consultant to assist in the evaluation of the compensation of the Company’s CEO and other Section 16 Officers. The Committee shall have the sole authority to approve the fees and other retention terms with respect to such a compensation consultant.

Meetings; Agenda Items; Reports to the Board

     The Committee typically meets on one or more of the dates on which the Board meets and on such additional dates as the Committee deems necessary to fulfill its responsibilities. The CEO may not be present during deliberations or voting regarding compensation of the CEO and/or any officer, employee or agent having a familial relationship to the CEO.

     The items to be addressed by the Committee are developed from year to year by the Committee in consultation with management and may include:

  Long-term incentive compensation

  Compensation of the CEO and other Section 16 Officers

  Compensation of any other officer, employee or agent having a familial relationship to the CEO

  Stock option grants

  Annual incentive and/or long-term cash incentive awards to the CEO and other Section 16 Officers, and any other officer, employee or agent having a familial relationship to the CEO

  Policies and processes for development of employees

  Management resources available versus current needs

  Projected resources versus future needs

  Changes in benefit plans

  Changes in appointments, compensation plans or merit increases

     The Committee shall cause to be kept adequate minutes of all of its proceedings, and will report its actions to the Board, as appropriate.

CONCORD CAMERA CORP.

FISCAL 2008 INCENTIVE PLAN

I. Purpose

     The purpose of the Concord Camera Corp. Fiscal 2008 Incentive Plan (the “Plan”) is to attract and retain and provide incentives to eligible participants of the Corporation, and to thereby increase overall shareholders’ value. The Plan generally provides for the granting of stock, stock options, stock appreciation rights, restricted shares or any combination of the foregoing to the eligible participants.

II. Definitions

     (a) “Award” includes, without limitation, stock options with or without stock appreciation rights, dividend equivalent rights, stock awards, restricted share awards, or other awards that are valued in whole or in part by reference to, or are otherwise based on, the Common Stock (“other Common Stock-Based Awards”), all on a stand alone, combination or tandem basis, as described in or granted under this Plan.

     (b) “Award Agreement” means a written agreement setting forth the terms and conditions of each Award made under this Plan.

     (c) “Board” means the Board of Directors of the Corporation.

     (d) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

     (e) “Committee” means the Compensation and Stock Option Committee of the Board or such other committee of the Board as may be designated by the Board from time to time to administer this Plan, the members of which shall consist solely of members of the Board who are “Non-Employee Directors” within the meaning of Rule 16b-3 of the Exchange Act and are “outside directors” for purposes of Code Section 162(m)(4)(C) of the Code.

     (f) “Common Stock” means the no par value common stock of the Corporation.

     (g) “Corporation” means Concord Camera Corp., a New Jersey corporation.

     (h) “Effective Date” means the date on which the Plan is approved by the Corporation’s shareholders as set forth in Section XV.

     (i) “Employee” means an employee of the Corporation or a Subsidiary.

     (j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     (k) “Executive Officer” means (i) the Chief Executive Officer (other than the person serving as the Corporation’s Chief Executive Officer on the Effective Date); (ii) any management Employee who reports directly to the Chief Executive Officer; and (iii) any other Employee who has been designated an “Officer” of the Corporation by the Board for securities law reporting purposes.

     (l) “Fair Market Value” means the closing price for the Common Stock as officially reported on the relevant date (or if there were no sales on such date, on the next preceding date on which such closing price was recorded) by the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any such national securities exchange, the closing price as furnished by the National Association of Securities Dealers through NASDAQ or a similar organization if NASDAQ is no longer reporting such information, or, if the Common Stock is not quoted on NASDAQ, as determined in good faith by resolution of the Board (whose determination shall be conclusive), based on the best information available to it.

     (m) “Participant” means an Executive Officer who has been granted an Award under the Plan.

     (n) “Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

     (o) “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Corporation has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

III. Eligibility

     Any Executive Officer of the Corporation or a Subsidiary selected by the Committee is eligible to receive an Award.

IV. Plan Administration

     (a) Except as otherwise determined by the Board, the Plan shall be administered by the Committee. The Board, or the Committee to the extent determined by the Board, shall periodically make determinations with respect to Participants in the Plan and, except as otherwise required by law or this Plan, the grant terms of Awards, including vesting schedules, price, restriction or option period, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Board or the Committee deems appropriate which shall be contained in an Award Agreement with respect to a Participant.

     (b) The Committee shall have authority to interpret and construe the provisions of the Plan and any Award Agreement and make determinations pursuant to any Plan provision or Award Agreement which determinations shall be final and binding on all persons. No member of the Committee shall be liable for any action or determination taken or made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation’s Certificate of Incorporation, as it may be amended from time to time.

     (c) The Committee shall have the authority at any time to provide for the conditions and circumstances under which Awards shall be forfeited.

V. Capital Stock Subject to the Provisions of this Plan

     (a) The capital stock subject to the provisions of this Plan shall be shares of authorized but unissued Common Stock and shares of Common Stock held as treasury stock. Subject to adjustment in accordance with the provisions of Section XI, and subject to Sections V(b) and V(c) below, the total number of shares of Common Stock subject to the Plan shall be 400,000, and thereafter the number of shares of Common Stock subject to the Plan shall be automatically adjusted at the end of each fiscal quarter of the Corporation to be reduced by the number of shares of Common Stock issued during such fiscal quarter upon exercise of options theretofore granted pursuant to the Plan. The Treasurer of the Corporation shall maintain a ledger showing at any time the number of shares of Common Stock then subject to the provisions of the Plan.

     (b) Any shares ceasing to be subject to an option because of the surrender of such option in lieu of exercise shall become again available for Awards under the Plan. The grant of a restricted share Award shall be deemed to be equal to the maximum number of shares which may be issued under the Award. Awards payable only in cash will not reduce the number of shares available for Awards granted under the Plan.

     (c) There shall be carried forward and be available for Awards under the Plan, in addition to shares available for grant under paragraph (a) of this Section V, all of the following: (i) any unused portion of the limit set forth in paragraph (a) of this Section V; (ii) shares represented by Awards which are cancelled, forfeited, surrendered, terminated, paid in cash or expire unexercised; and (iii) the excess amount of variable Awards which become fixed at less than their maximum limitations.

VI. Awards under this Plan

     As the Board or Committee may determine, the following types of Awards and other Common Stock-Based Awards may be granted under this Plan on a stand alone, combination or tandem basis:

     (a) Stock Option. A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, all as the Committee may determine; provided that the exercise price of any option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Award.

     (b) No Incentive Stock Options. Awards under the Plan will not comply with the requirements of Section 422 of the Code for Incentive Stock Options.

     (c) Stock Appreciation Right. A right contained in the grant of a stock option to receive the excess of the Fair Market Value of a share of Common Stock on the date the option is surrendered over the option exercise price contained in the Award Agreement.

     (d) Restricted Shares. A transfer of Common Stock to a Participant subject to forfeiture until such restrictions, terms and conditions as the Committee may determine are fulfilled.

     (e) Dividend or Equivalent. A right to receive dividends or their equivalent in value in Common Stock, cash or in a combination of both with respect to any new or previously existing Award.

     (f) Stock Award. An unrestricted transfer of ownership of Common Stock.

     (g) Performance Awards. A Stock Option that vests only upon the achievement of certain performance targets set by the Committee in accordance with Code Section 162(m).

     (h) Other Stock-Based Awards. Other Common Stock-Based Awards which are related to or serve a similar function to those Awards set forth in this Section VI.

VII. Award Agreements

     Each Award under the Plan shall be evidenced by an Award Agreement setting forth the terms and conditions of the Award and executed by the Corporation and Participant.

VIII. Other Terms and Conditions

     (a) Assignability. Except as provided in the next following sentence, no Award shall be assignable or transferable except by will, by the laws of descent and distribution, and, during the lifetime of a Participant, the Award shall be exercisable only by such Participant. If expressly permitted by the Award Agreement, Stock Options may be assigned to or otherwise transferred by the optionee to family members of the optionee or trusts or partnerships in which the participants or beneficiaries are limited to the optionee and/or such family members; provided, however, that as so transferred or assigned, all provisions of any such option, including provisions relating to forfeiture and vesting, shall continue in full force and effect.

     (b) Termination of Employment. The Committee shall determine the disposition of the grant of each Award in the event of the retirement, disability, death or other termination of a Participant’s employment or other relationship with the Corporation or a Subsidiary.

     (c) Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to shares covered by an Award until the date the Participant is the holder of record. No adjustment will be made for dividends or other rights for which the record date is prior to such date.

     (d) No Obligation to Exercise. The grant of an Award shall impose no obligation upon the Participant to exercise the Award.

     (e) Payments by Participants. The Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Corporation, by money transfers or direct account debits; (ii) pursuant to a broker-assisted “cashless exercise” program if established by the Corporation; (iii) by a combination of the methods described in (i) and (ii) above; or (iv) by such other methods as the Committee may deem appropriate.

     (f) Withholding. The Corporation shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Corporation proposes or is required to issue or transfer shares of Common Stock under the Plan or upon the vesting of any Award, the Corporation shall have the right to require the Participant to remit to the Corporation an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate(s) for such shares or the vesting of such Award. A Participant may pay the withholding tax in cash, or, if the Award Agreement so provides, a Participant may elect to have the number of shares of Common Stock he is to receive reduced by the smallest number of whole shares of Common Stock which, when multiplied by the Fair Market Value of the shares determined as of the tax date, is sufficient to satisfy statutorily required federal, state and local, if any, withholding taxes arising from exercise or payment of an Award.

     (g) Performance Awards

          (i) The Committee is hereby authorized to grant performance-based nonqualified stock options (“Performance Awards”) to Participants with terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan. Each grant of Performance Awards shall be evidenced by an Award Agreement which contains the terms and conditions determined by the Committee.

          (ii) The Committee may specify that any stock option shall constitute a Performance Award by conditioning the right of a Participant to exercise the stock option, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee and set forth in the Award Agreement.

          (iii) Every Performance Award shall, if the Committee intends that such Performance Award should constitute “qualified performance-based compensation” for purposes of Code Section 162(m), include a pre-established formula, such that payment, retention or vesting of the Performance Award is subject to the achievement during a performance period or periods, as determined by the Committee, of a level or levels of, or increases in, in each case as determined by the Committee, one or more performance measures with respect to the Corporation, including without limitation the following: return on equity, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, return on equity, earnings before interest and taxes, EBITDA, EBITDA minus capital expenditures, sales or sales growth, customer or customer growth, revenue or revenue growth, gross margin return on investment, increase in the fair market value of common stock, share price (including, but not limited to, growth measures and total stockholder return), operating profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), inventory turns, financial return ratios, total return to stockholders, market share, earnings measures/ratios, economic value added (EVA), balance sheet measurements such as receivable turnover, internal rate of return, increase in net present value, or expense targets, customer satisfaction surveys and productivity; each as determined in accordance with generally accepted accounting principles, where applicable, as consistently applied by the Corporation. Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis. Relative performance may be measured against a group of peer companies, a financial market index, or other acceptable objective and quantifiable indices. Except in the case of a Performance Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which the Corporation conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable. Performance measures may vary from Performance Award to Performance Award, respectively, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The maximum number of shares subject to any such Performance Award granted in any fiscal year to a Participant shall be 50,000 shares, subject to adjustment as provided in Section XI. The Committee shall have the power to impose such other restrictions on Performance Awards subject to this Section VIII(g)(iii) as it may deem necessary or appropriate to ensure that such Performance Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto. Notwithstanding any provision of the Plan to the contrary, the Committee shall not be authorized to increase the amount payable under any Performance Award to which this Section VIII(g)(iii) applies upon attainment of such pre-established formula.

          (iv) Settlement of Performance Awards shall be in cash, shares of Common Stock, other Awards or other property, or a combination thereof, in the discretion of the Committee as set forth in the applicable Award Agreement. Performance Awards will be distributed only after the end of the relevant performance period. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Participant in respect of a Performance Award subject to Section VIII(g)(iii) above. Any settlement that changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award does not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant.

IX. Additional Conditions Applicable to Non-Qualified Deferred Compensation under Section 409A

     In the event any stock option or stock appreciation right under the Plan is materially modified and deemed a new grant at a time when the Fair Market Value exceeds the exercise price, or any other Award is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the following additional conditions shall apply and shall supersede any contrary provisions of this Plan or the terms of any agreement relating to such 409A Award.

     (a) Exercise and Distribution. Except as provided in Section IX(b) hereof, no 409A Award shall be exercisable or distributable earlier than upon one of the following:

          (i) Specified Time. A specified time or pursuant to a fixed schedule set forth in the written instrument evidencing the 409A Award.

          (ii) Separation from Service. Separation from service (within the meaning of Section 409A) by the 409A Award grantee; provided, however, that if the 409A Award grantee is a “key employee” (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) and any of the Common Stock is publicly traded on an established securities market or otherwise, exercise or distribution under this Section IX(a)(ii) may not be made before the date that is six months after the date of separation from service.

          (iii) Death. The date of death of the 409A Award grantee.

          (iv) Disability. The date the 409A Award grantee becomes disabled (within the meaning of Section IX(c)(ii) hereof).

          (v) Unforeseeable Emergency. The occurrence of an unforeseeable emergency (within the meaning of Section IX(c)(iii) hereof), but only if the net value (after payment of the exercise price) of the number of shares of Common Stock that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the grantee’s other assets (to the extent such liquidation would not itself cause severe financial hardship).

          (vi) Change-in-Control Event. The occurrence of a Change-in-Control Event (within the meaning of Section IX(c)(i) hereof), including the Corporation’s discretionary exercise of the right to accelerate vesting of such grant upon a Change-in-Control Event or to terminate the Plan or any 409A Award granted hereunder within 12 months after the Change in Control Event to the extent permitted by Section 409A.

     (b) No Acceleration. A 409A Award may not be accelerated or exercised prior to the time specified in Section IX(a) hereof, except in the case of one of the following events:

          (i) Domestic Relations Order. The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the grantee as may be necessary to comply with the terms of a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

          (ii) Conflicts of Interest. The 409A Award may permit the acceleration of the exercise or distribution time or schedule as may be necessary to comply with the terms of a certificate of divestiture (as defined in Section 1043(b)(2) of the Code).

          (iii) Change-in-Control Event. The Committee may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change-in-Control Event or to terminate the Plan or any 409A Award granted thereunder within 12 months after the Change-in-Control Event and cancel the 409A Award for compensation to the extent permitted by Section 409A.

     (c) Definitions. Solely for purposes of this Section IX and not for other purposes of the Plan, the following terms shall be defined as set forth below:

          (i) “Change-in-Control Event” means the occurrence of a change in the ownership of the Corporation, a change in effective control of the Corporation, or a change in the ownership of a substantial portion of the assets of the Corporation (as defined in the most recent authoritative guidance (as determined by the Committee in good faith) from the Department of the Treasury).

          (ii) “Disabled” means a grantee who (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees.

          (iii) “Unforeseeable Emergency” means, as determined by the Committee in its sole discretion, a severe financial hardship to the grantee resulting from an illness or accident of the grantee, the grantee’s spouse or a dependent (as defined in Section 152(a) of the Code) of the grantee, loss of the grantee’s property due to casualty or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the grantee.

X. Termination, Modification and Amendments

     (a) The Plan may from time to time be terminated, modified or amended by the Board.

     (b) No termination, modification or amendment of the Plan may adversely affect the rights conferred by an Award without the consent of the recipient thereof.

     (c) In the event that the Committee determines in good faith that any distribution or settlement of an Award pursuant to the terms of this Plan or an Award Agreement may subject a grantee to tax under Section 409A, the Corporation shall, with the prior written consent of the Participant, modify the Plan or applicable Award Agreement in the least restrictive reasonable manner (as determined by the Committee in good faith) necessary in order to comply with Section 409A and/or any rules, regulations or other regulatory guidance heretofore or hereafter issued under such provision.

XI. Recapitalization

     The aggregate number of shares of Common Stock as to which Awards may be granted to Participants, the number of shares thereof covered by each outstanding Award and the price per share thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation, or other change in corporate or capital structure; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The Committee may also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Corporation and the Participants in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction.

     No adjustment shall be made under this Section XI in the case of a stock option or stock appreciation right, without the consent of the grantee, if it would constitute a modification of the stock option or stock appreciation right such that the stock option or stock appreciation right becomes treated as “nonqualified deferred compensation” subject to Section 409A.

XII. No Right to Employment

     No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in the other relationship with, the Corporation or a Subsidiary. Further, the Corporation and each Subsidiary expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan except as provided herein or in any Award Agreement issued hereunder.

XIII.Governing Law

     To the extent that federal laws do not otherwise control, the Plan shall be construed in accordance with and governed by the laws of the State of Florida.

XIV. Savings Clause

     This Plan is intended to comply in all aspects with applicable laws and regulations. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws so as to foster the intent of this Plan.

XV. Effective Date and Term

     This Plan was adopted by the Board as of October 24, 2007 and was approved by the shareholders on December 13, 2007. No grants will be made under the Plan after the tenth anniversary of the Effective Date.

ADMISSION TICKET
___________________________

Concord Camera Corp. 2007 Annual Meeting of Shareholders
___________________________

DECEMBER 13, 2007

10:00 A.M., LOCAL TIME

MARRIOTT RESIDENCE INN AT AVENTURA MALL

19900 WEST COUNTRY CLUB DRIVE

AVENTURA, FL 33180

CONCORD CAMERA CORP.
4000 HOLLYWOOD BLVD.
PRESIDENTIAL CIRCLE - 6TH FLOOR, NORTH TOWER
HOLLYWOOD, FL 33021

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Concord Camera Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CONCA1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CONCORD CAMERA CORP.

Vote On Directors					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	ELECTION OF DIRECTORS. NOMINEES: 01) Ira B. Lampert, 02) Ronald S. Cooper, 03) Morris H. Gindi and 04) William J. O’Neill, Jr.				☐	☐	☐

Vote On Proposals									For	Against	Abstain

2.	APPROVAL OF THE CONCORD CAMERA CORP. FISCAL 2008 INCENTIVE PLAN.								☐	☐	☐

3.	RATIFICATION OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 28, 2008.								☐	☐	☐

If no specification is made, this proxy will be voted FOR Proposals 1, 2 and 3 listed above.

Please sign exactly as name or names appear on this Proxy. For joint accounts, each joint owner must sign. Please give full title if signing in a representative capacity.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)			Date

PROXY

CONCORD CAMERA CORP.
4000 Hollywood Boulevard, Presidential Circle - 6th Floor, North Tower
Hollywood, Florida 33021

THlS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS - DECEMBER 13, 2007

The undersigned hereby appoints Blaine A. Robinson and Scott L. Lampert, and each of them severally, as proxies of the undersigned, each with full power to appoint his substitute, to represent the undersigned at the Annual Meeting of Shareholders of Concord Camera Corp. (the “Company”) to be held on December 13, 2007, and at any adjournments thereof, and to vote thereat all shares of common stock of the Company held of record by the undersigned at the close of business on October 22, 2007 in accordance with the instructions set forth on this proxy card and, in their discretion, to vote such shares on any other business as may properly come before the meeting and on matters incident to the conduct of the meeting. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE MARK, DATE AND SIGN THlS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE